EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Resource REIT, Inc.

Opinion on the financial statements

We have audited the accompanying consolidated balance sheets of Resource Real Estate Opportunity REIT, Inc. (a Maryland corporation) and subsidiaries (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical audit matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements; and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements taken as a whole, and we are not, by communicating the critical audit matters below, providing a separate opinion on the critical audit matters or on the accounts or disclosures to which they relate.

Evaluation of events or changes in circumstances that indicate rental properties may be impaired

As discussed in Note 2 to the financial statements, the Company periodically evaluates its investments in rental properties for impairment indicators. The review considers factors such as operating income, market and other applicable trends, as well as the effects of leasing demand.  Additionally, for a separate purpose, the Company engaged a third party to prepare an estimate of the fair value of its rental properties as of January 28, 2021.  The Company compared these values to its December 31, 2020 carrying value and concluded that there was no indication that the carrying values of the Company’s investments in rental properties were not recoverable as of December 31, 2020.  We identified the evaluation of events or changes in circumstances that indicate rental properties may be impaired as a critical audit matter.

Auditing the Company's process to evaluate long-lived assets for impairment was complex due to the high degree of subjectivity in determining whether indicators of impairment were present, including the fair value of the rental properties as determined by the Company’s third-party specialist.

Our audit procedures to address this critical audit matter included the following procedures, among others:

•

We evaluated the reasonableness of management’s impairment indicator analysis through discussions with management and through performing an independent trend analysis on property net operating income, occupancy, and market rents.

•

We tested the reasonableness of the rental property valuations utilized by management in its impairment analysis, which involved the assistance of professionals with specialized skill and knowledge.  This included evaluating the appropriateness of the valuation methodology used by the Company’s specialist and comparing the fair value estimates to recent market transactions for similar properties.

Valuation of the Consideration Issued in the Self-Management Transaction

As described within Note 3 to the consolidated financial statements, on September 8, 2020, the Company completed the Self-Management Transaction by acquiring substantially all of the operating assets and associated liabilities of its former Advisor.  The consideration issued by the Company in the Self-Management Transaction, including 6.2 million common units and 319,965 preferred units (collectively, the “OP I Units”) of the Company’s consolidated subsidiary, Resource Real Estate Opportunity OP, LP, was recorded at its fair value on the acquisition date. The fair value of the
OP I Units was determined by management with the assistance of a third-party specialist and took into account the fair value of the Company’s investment properties and mortgage debt obligations at the acquisition date as well as market assumptions for discount for lack of marketability and dividend yield.  We identified the valuation of the consideration issued in the Self-Management Transaction as a critical audit matter.

The principal consideration for our determination that the valuation of the consideration issued in the Self-Management Transaction is a critical audit matter is that auditing the valuation of the OP I Units was complex due to the high degree of subjectivity involved.

Our audit procedures related to the valuation of the consideration issued in the Self-Management Transaction included the following, among others:

•

We assessed the appropriateness of the Company’s valuation of the OP I Units with the assistance of professionals with specialized skill and knowledge.  This included evaluating the appropriateness of the valuation methodology, the reasonableness of the fair value of the Company’s investment properties and mortgage debt obligations at the acquisition date, and the reasonableness of the discount for lack of marketability and dividend yield assumptions used by the Company’s third-party specialist in valuing the OP I Units.

We have served as the Company’s auditor since 2009.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

April 8, 2021

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,
	2020	2019
ASSETS
Investments:
Rental properties, net	$897,975	$938,144
Loan held for investment, net	—	809
Identified intangible assets, net	5	14
Total investments	897,980	938,967
Cash	70,015	49,534
Restricted cash	14,769	12,304
Subtotal- cash and restricted cash	84,784	61,838
Due from related parties	2,763	236
Tenant receivables, net	516	189
Prepaid expenses and other assets	6,000	3,073
Goodwill	154,935	404
Operating lease right-of-use assets	3,180	381
Total assets	$1,150,158	$1,005,088
LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$825,986	$799,865
Accounts payable and accrued expenses	12,677	8,665
Accrued real estate taxes	7,370	9,086
Due to related parties	20,245	683
Tenant prepayments	1,210	1,087
Security deposits	2,860	2,506
Operating lease liabilities	3,190	381
Total liabilities	$873,538	$822,273
Equity:
Preferred stock, par value $.01; 10,000,000 shares authorized, none issued	—	—
Common stock, par value $.01; 1,000,000,000 shares authorized; 70,309,862 and 69,467,689 shares issued and outstanding (including nonvested restricted stock of 645,526 and none), respectively	703	695
Convertible stock; par value $.01; 50,000 shares authorized; 49,935 shares issued and outstanding	1	1
Additional paid-in capital	618,232	616,465
Accumulated other comprehensive loss	(391)	(218)
Accumulated deficit	(469,736)	(434,128)
Total stockholders' equity	148,809	182,815
Noncontrolling interest	127,811	—
Total equity	276,620	182,815
Total liabilities and equity	$1,150,158	$1,005,088

The accompanying notes are an integral part of these consolidated statements.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	For the Years Ended
	December 31,
	2020	2019	2018
Revenues:
Rental income	$133,242	$135,171	$139,076
Property management fee income - related parties	1,493	—	—
Asset management fee income - related parties	3,571	—	—
Other income	232	—	—
Total revenues	138,538	135,171	139,076
Expenses:
Rental operating - expenses	26,958	25,954	29,610
Rental operating - payroll	12,325	13,047	13,947
Rental operating - real estate taxes	17,210	17,036	16,594
Subtotal - Rental operating expenses	56,493	56,037	60,151
Acquisition costs	113	—	10
Property management fees - third party	2,023	—	—
Management fees - related party	12,589	18,534	19,135
Transaction costs	2,282	—	—
General and administrative	12,027	9,838	10,794
Loss on disposal of assets	656	541	796
Depreciation and amortization expense	51,460	53,814	58,732
Total expenses	137,643	138,764	149,618
Income (loss) before net gains on dispositions	895	(3,593)	(10,542)
Net gains on dispositions of properties	—	38,810	15,539
Income before other income (expense)	895	35,217	4,997
Other income (expense):
Interest expense	(25,723)	(37,908)	(36,415)
Interest income	217	374	329
Gain on sale of land easement	310	—	—
Insurance proceeds in excess of cost basis	168	570	515
Total other income (expense)	(25,028)	(36,964)	(35,571)
Net loss	$(24,133)	$(1,747)	$(30,574)
Allocation of income to preferred unit holders	(1,406)	—	—
Net loss after preferred unit distributions	(25,539)	(1,747)	(30,574)
Less: Allocation of income to preferred unit holders attributable to noncontrolling interest	101	—	—
Less: Net loss attributable to noncontrolling interest	279	—	—
Net loss attributable to common stockholders	$(25,159)	$(1,747)	$(30,574)
Weighted average common shares outstanding	69,865	70,134	70,964
Basic and diluted loss per common share:
Net loss per common share	$(0.36)	$(0.02)	$(0.43)

The accompanying notes are an integral part of these consolidated statements.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(in thousands, except per share data)

	For the Years Ended
	December 31,
	2020	2019	2018
Net loss	$(24,133)	$(1,747)	$(30,574)
Other comprehensive income (loss):
Reclassification adjustment for realized loss on designated derivatives	124	344	203
Designated derivatives, fair value adjustments	(306)	(88)	(115)
Total comprehensive loss	$(24,315)	$(1,491)	$(30,486)
Allocation of income to preferred unit holders	(1,406)	—	—
Total comprehensive loss after allocation to preferred unit holders	$(25,721)	$(1,491)	$(30,486)
Net loss attributable to noncontrolling interest	279	—	—
Distributions to preferred unit holders attributable to noncontrolling interest	101	—	—
Total other comprehensive loss attributable to noncontrolling interest	9	—	—
Comprehensive loss attributable to noncontrolling interest	389	—	—
Comprehensive loss attributable to common stockholders	$(25,332)	$(1,491)	$(30,486)

The accompanying notes are an integral part of these consolidated statements.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2020, 2019, AND 2018

(in thousands)

	Common Stock		Convertible Stock		Additional Paid- in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders’ Equity	Noncontrolling interests	Total Equity
	Shares	Amount	Shares	Amount
Balance at January 1, 2018	71,299	$713	50	$1	$635,748	$(562)	$(317,308)	318,592	$—	$318,592
Common stock issued through the distribution reinvestment plan	2,490	25	—	—	25,906	—	—	25,931	—	25,931
Distributions declared	—	—	—	—	—	—	(42,479)	(42,479)	—	(42,479)
Common stock redemptions	(3,361)	(34)	—	—	(35,218)	—	—	(35,252)	—	(35,252)
Other comprehensive income	—	—	—	—	—	88	—	88	—	88
Net loss	—	—	—	—	—	—	(30,574)	(30,574)	—	(30,574)
Balance at December 31, 2018	70,428	704	50	1	626,436	(474)	(390,361)	236,306	—	236,306
Common stock issued through the distribution reinvestment plan	2,382	24	—	—	24,475	—	—	24,499	—	24,499
Distributions declared	—	—	—	—	—	—	(42,020)	(42,020)	—	(42,020)
Common stock redemptions	(3,309)	(33)	—	—	(34,087)	—	—	(34,120)	—	(34,120)
Rescission redemptions	(33)	—	—	—	(359)	—	—	(359)	—	(359)
Other comprehensive income	—	—	—	—	—	256	—	256	—	256
Net loss	—	—	—	—	—	—	(1,747)	(1,747)	—	(1,747)
Balance at December 31, 2019	69,468	695	50	1	616,465	(218)	(434,128)	182,815	—	182,815
Issuance of operating partnership units in Self-Management Transaction	—	—	—	—	—	—	—	—	128,200	128,200
Common stock issued through the distribution reinvestment plan	586	6	—	—	6,079	—	—	6,085	—	6,085
Issuance of restricted stock	646	7	—	—	(7)	—	—	—	—	—
Stock-based compensation	—	—	—	—	10	—	—	10	—	10
Distributions declared	—	—	—	—	—	—	(10,449)	(10,449)	—	(10,449)
Common stock redemptions	(390)	(5)	—	—	(4,315)	—	—	(4,320)	—	(4,320)
Allocation of income to preferred unit holders	—	—	—	—	—	—	(1,305)	(1,305)	(101)	(1,406)
Other comprehensive loss	—	—	—	—	—	(173)	—	(173)	(9)	(182)
Net loss	—	—	—	—	—	—	(23,854)	(23,854)	(279)	(24,133)
Balance at December 31, 2020	70,310	$703	50	$1	$618,232	$(391)	$(469,736)	$148,809	$127,811	$276,620

The accompanying notes are an integral part of these consolidated statements.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Years Ended
	December 31,
	2020	2019	2018
Cash flows from operating activities:
Net loss	$(24,133)	$(1,747)	$(30,574)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss on disposal of assets	656	541	796
Casualty gains	(703)	(527)	(795)
Net gains on dispositions of properties	—	(38,810)	(15,539)
Net gain on sale of land easement	(310)	—	—
Loss on extinguishment of debt	64	69	51
Depreciation and amortization	51,460	53,814	58,732
Amortization of deferred financing costs	1,478	2,320	1,773
Amortization of debt premium (discount)	(315)	(333)	(345)
Realized loss on change in fair value of interest rate cap	124	344	203
Stock-based compensation	10	—	—
Accretion of discount and direct loan fees and costs	(76)	(43)	(33)
Changes in operating assets and liabilities, net of acquisitions:
Tenant receivables, net	(327)	(6)	59
Prepaid expenses and other assets	(2,008)	(19)	(1,199)
Due to/from related parties, net	1,088	(349)	448
Accounts payable and accrued expenses	4	(1,259)	132
Tenant prepayments	122	(51)	(22)
Security deposits	354	120	143
Net cash provided by operating activities	27,488	14,064	13,830
Cash flows from investing activities:
Proceeds from disposal of properties, net of closing costs	—	17,532	21,510
Proceeds from sale of land easement	313	—	—
Working capital paid in Self-Management Transaction	(811)	—	—
Property acquisitions	—	—	(24,560)
Insurance proceeds received for casualty losses	847	749	1,859
Payment of consideration in Self-Management Transaction	(7,875)	—	—
Capital expenditures	(11,297)	(14,423)	(21,499)
Principal payments received on loans held for investment	885	27	22
Net cash (used in) provided by investing activities	(17,938)	3,885	(22,668)
Cash flows from financing activities:
Redemptions of common and convertible stock	(4,320)	(34,120)	(35,252)
Rescissions of common stock	—	(359)	—
Payment of deferred financing costs	—	(116)	(1,250)
Borrowings on mortgages	34,369	26,676	16,998
Principal repayments on mortgages	(11,655)	(9,230)	(7,456)
Purchase of interest rate caps	(348)	(62)	(94)
Distributions paid on common stock	(4,364)	(17,521)	(16,548)
Distributions paid to preferred unit holders	(286)	—	—
Net cash provided by (used in) financing activities	13,396	(34,732)	(43,602)
Net increase (decrease) in cash and restricted cash	22,946	(16,783)	(52,440)
Cash and restricted cash at beginning of year	61,838	78,621	131,061
Cash and restricted cash at end of year	$84,784	$61,838	$78,621
Reconciliation to consolidated balance sheets
Cash	70,015	49,534	63,763
Restricted Cash	14,769	12,304	14,858
Cash and restricted cash at end of year	$84,784	$61,838	$78,621

The accompanying notes are an integral part of these consolidated statements.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 1 – NATURE OF BUSINESS AND OPERATIONS

Resource Real Estate Opportunity REIT, Inc. (the “Company”) was organized in Maryland on June 3, 2009 for the purpose of owning a diversified portfolio of U.S. commercial real estate and real estate-related assets in order to generate gains to stockholders from the potential appreciation in the value of the assets and to generate current income for stockholders by distributing cash flow from the Company’s investments. Until September 8, 2020, the Company was externally advised by Resource Real Estate Opportunity Advisor, LLC (the “Advisor”) pursuant to an advisory agreement initially entered in September 2009 and amended at various times thereafter and renewed annually.  See “Self-Management Transaction” below.

Through its private offering and primary public offering, which concluded on December 13, 2013, the Company raised aggregate gross offering proceeds of $645.8 million, which resulted in the issuance of 64.9 million shares of common stock, including approximately 276,000 shares purchased by the Advisor (which shares were transferred to C-III Capital Partners LLC as part of the Self-Management Transaction (as described below)) and 1.2 million shares sold in the Company's distribution reinvestment plan.  During the years ended December 31, 2020, 2019 and 2018, the Company issued a total of 5.5 million, in aggregate, additional shares for $56.5 million pursuant to its distribution reinvestment plan.  The Company's distribution reinvestment plan offering was suspended on April 1, 2020 when the board of directors of the Company suspended the declaration of distributions.

The Company has acquired real estate and real estate-related debt. The Company has a focus on owning and operating multifamily assets; it has targeted this asset class consistent with its investment objectives.  The Company’s portfolio predominantly consists of multifamily rental properties to which the Company has added or will add value with a capital infusion (referred to as “value add properties”).  However, the Company is not limited in the types of real estate assets in which it may invest and, accordingly, it may invest in other real estate-related assets either directly or together with a co-investor or joint venture partner.

The Company is organized and conducts its operations in a manner intended to allow it to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).  The Company also operates its business in a manner intended to maintain its exemption from registration under the Investment Company Act of 1940, as amended.

Self-Management Transaction

On September 8, 2020, Resource Real Estate Opportunity OP, LP, the operating partnership of the Company (“REIT I OP” or “OP I”), entered into a transaction (the “Self-Management Transaction”) with Resource PM Holdings LLC (“PM Holdings”), Resource NewCo LLC (“Advisor Holdings”), C-III Capital Partners LLC (“C-III” or “PM Contributor”), RRE Legacy Co, LLC (formerly known as Resource Real Estate, LLC) (“Advisor Contributor” or “Resource Real Estate”) and Resource America, Inc. (“RAI”), pursuant to which C-III and RAI contributed to OP I all of the membership interests in PM Holdings and Advisor Holdings, respectively, and certain assets related to the business of PM Holdings and Advisor Holdings, respectively, in exchange for 6,158,759 REIT I OP Common Units (“OP I Common Units”), 319,965 REIT I OP Series A Preferred Units (“OP I Preferred Units”) (with a face value of $67.5 million), and the right to receive certain deferred payments having the aggregate value of $27.0 million.  As a result of the Self-Management Transaction, the Company is now self-managed and succeeds to the advisory, asset management and property management arrangements formerly in place for the Company, Resource REIT, Inc. (f/k/a Resource Real Estate Opportunity REIT II, Inc.)(“REIT II”) and Resource Apartment REIT III, Inc. (“REIT III”). As part of the Self-Management Transaction, the Company entered into a series of agreements and amendments to existing agreements as described below.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (continued)

DECEMBER 31, 2020

Contribution Agreement

On September 8, 2020, REIT I OP, as contributee, entered into a Contribution and Exchange Agreement (the “Contribution Agreement”) with C-III and RAI (together, the “Contributors”) and PM Holdings and Advisor Holdings whereby REIT I OP acquired 100% of the aggregate membership interests in PM Holdings and Advisor Holdings and substantially all of the operating assets and associated liabilities of PM Holdings and Advisor Holdings, including their 100% membership interests in (i) the Company’s advisor, (ii) REIT II’s advisor, (iii) REIT III’s advisor, (iv) the Company’s property manager, (v) REIT II’s property manager and (vi) REIT III’s property manager, as well as certain of the operating assets of those entities, including but not limited to (a) all personal property used in or necessary for the conduct of their business, (b) all intellectual property, goodwill, licenses and sublicenses granted and obtained with respect thereto and certain domain names, (c) certain continuing employees and the key persons who have executed employment agreements, and (d) certain other assets as set forth in the Contribution Agreement.

In addition to the OP I Common Units and the OP I Preferred Units issued to the Contributors pursuant to the Contribution Agreement described above, REIT I OP will pay RAI (on behalf of and for distribution to PM Contributor and Advisor Contributor) deferred payments in cash of (i) $7.5 million upon the earlier to occur of (A) the consummation of the REIT I Merger (as defined below) or (B) nine months following the effective date of the Merger Agreement (as defined below), (ii) six monthly payments of $2.0 million, totaling $12.0 million, for the six months following the closing of the Self-Management Transaction and (iii) 12 monthly payments of $625,000, totaling $7.5 million, for the 12 months following the closing of the Self-Management Transaction.

As part of the Self-Management Transaction, REIT I OP hired the workforce responsible for the management and day-to-day real estate and accounting operations of the Company, REIT II and REIT III under the various agreements acquired and has 43 employees.

Amended and Restated Limited Partnership Agreement

On September 8, 2020, the Company and RRE Opportunity Holdings, LLC entered into an Amended and Restated Limited Partnership Agreement of OP I (the “Amended and Restated Operating Partnership Agreement”), which amends and supersedes the Amended and Restated Limited Partnership Agreement of Resource Real Estate Opportunity OP, LP dated September 1, 2009.  The Company is the general partner of REIT I OP, RRE Opportunity Holdings, LLC is the initial limited partner of REIT I OP and, as a result of the Self-Management Transaction, the Contributors have been admitted as limited partners of REIT I OP.

As a result of the entry into the Amended and Restated Limited Partnership Agreement, (1) provisions regarding capital contributions were added, (2) provisions regarding the allocation and distribution of profits and losses were added, (3) provisions regarding the rights, obligations and powers of the general partner and limited partners were added and (4) provisions related to the authorization of the Series A Cumulative Participating Redeemable Preferred Units (“Preferred Units”) and designation of the rights, powers, privileges, restrictions, qualifications and limitations of the Preferred Units were added.  Additional information regarding the Amended and Restated Operating Partnership Agreement was included in the Current Report on Form 8-K filed with the SEC by REIT I on September 11, 2020.

Amendment to Advisory Agreement

On September 8, 2020, the Company and the Advisor entered into an Amendment to Fourth Amended and Restated Advisory Agreement (the “Advisory Agreement Amendment”).  The Advisory Agreement Amendment

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (continued)

DECEMBER 31, 2020

eliminates all limitations in the Fourth Amended and Restated Advisory Agreement on the Company acquiring its advisor or an affiliate of the advisor in order to become self-managed.

 Investor Rights Agreement

On September 8, 2020, the Company, REIT I OP, C-III and RAI entered into an investor rights agreement (the “Investor Rights Agreement”). Pursuant to the Investor Rights Agreement, C-III and RAI (or any successor holder) has the right (i) with respect to Common Units of REIT I OP, after September 8, 2022, and (ii) with respect to OP I Preferred Units, after 180 days from the date the Company lists its common stock on a national securities exchange (the “Lock-Up Expiration”), to request the Company to register for resale under the Securities Act of 1933, as amended, all or part, but not less than 50%, of the shares of the Company’s common stock issued or issuable to such holder. The Company will use commercially reasonable efforts to file a registration statement on Form S-3 within 30 days of such request and within 60 days of such request in the case of a registration statement on Form S-11 or such other appropriate form.  The Company will cause such registration statement to become effective as soon as reasonably practicable thereafter.  The Investor Rights Agreement also grants C-III and RAI (or any successor holder) certain “piggyback” registration rights after the Lock-Up Expiration.

In addition, the Investor Rights Agreement grants C-III and RAI (or any successor holder) the right, together, to designate one individual to be included on the slate of directors to be voted on by the stockholders of the Company (the “Investor Nominee”).  Until C-III and RAI beneficially own, in the aggregate, less than 12.5% of the OP I Preferred Units issued by OP I in connection with the Contribution Agreement, C-III and RAI, together, shall have the right to designate the Investor Nominee, subject to approval of the Company’s board of directors, or any committee of the Company’s board of directors authorized to approve board of directors nominees. The parties to the Investor Rights Agreement acknowledged and agreed that the term of the Investor Nominee designated pursuant to the Investor Rights Agreement is intended to automatically expire immediately on the date on which PM Contributor and Advisor Contributor, together, own less than 12.5% of OP I Series A Preferred Units and that the board of directors of the Company may take actions deemed necessary and appropriate to implement such intention.

Merger with Resource REIT, Inc.

On September 8, 2020, the Company, REIT II, RRE Opportunity OP II, LP, REIT II’s operating partnership (“REIT II OP” or “OP II”), REIT I OP, and Revolution I Merger Sub, LLC, a wholly owned subsidiary of REIT II (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which REIT I was to be merged with and into Merger Sub, with Merger Sub surviving as a direct wholly subsidiary of REIT II, in a stock for stock business combination (the “REIT I Company Merger”).

On January 26, 2021, at a special meeting of its stockholders, the Company’s stockholders approved Articles of Amendment to the charter of the Company (the “Articles of Amendment”) to remove certain provisions related to “Roll-Up Transactions” (and the associated definitions) from the Company’s charter in connection with the REIT I Company Merger.

On January 27, 2021, the Company filed the Articles of Amendment with the State Department of Assessments and Taxation of Maryland, and the Articles of Amendment became effective upon filing.

On January 28, 2021, the Company merged with and into Merger Sub, with Merger Sub surviving as a direct wholly owned subsidiary of Resource REIT, Inc. (the “Company Merger”) and OP I merged with and into OP II, with OP II surviving (the “Partnership Merger” and, together with the Company Merger, the “Merger”). At such time, in accordance with the applicable provisions of the Maryland General Corporation Law, the Maryland Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act, the separate existence of both the Company and OP I ceased.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (continued)

DECEMBER 31, 2020

At the effective time of the Company Merger, (i) each issued and outstanding share of the Company’s common stock (or a fraction thereof), $0.01 par value per share (“REIT I Common Stock”), converted into 1.22423 shares of Resource REIT’s common stock, $0.01 par value per share (“Resource REIT Common Stock”) and (ii) each issued and outstanding share of the Company’s convertible stock, $0.01 par value per share (“REIT I Convertible Stock”), converted into the right to receive $0.02 in cash, without interest.

At the effective time of the Partnership Merger, (i) each common unit of partnership interests in OP I outstanding immediately prior to the effective time of the Partnership Merger converted into the right to receive 1.22423 common units of partnership interest in OP II and (ii) each Series A Cumulative Participating Redeemable Preferred Unit in OP I issued and outstanding immediately prior to the effective time of the Partnership Merger converted into the right to receive one Series A Cumulative Participating Redeemable Preferred Unit in OP II.

The combined company after the Merger will be known as “Resource REIT, Inc.” The Merger is intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code of 1986, as amended.

Based on an evaluation of the relevant factors and the guidance in Accounting Standards Codification (‘‘ASC’’) 805, Business Combinations, all of which required significant management judgment, the entity in the Mergers considered the acquirer for accounting purposes is not the legal acquirer. In order to make this determination, various factors have been analyzed, including which entity issued its equity interests, relative voting rights, existence of minority interests (if any), control of the board of directors, management composition, relative size, transaction initiation, and other factors such as operational structure, and relative composition of employees, and other factors. The strongest factors identified were the relative size of the companies and management composition. Based on financial measures, the Company is a larger entity than REIT II and REIT III. The Company has more common stock outstanding at a higher net asset value than REIT II and REIT III and upon the consummation of the Mergers will be issued more shares of REIT II than are currently held by REIT II stockholders or than will be issued to REIT III stockholders in the REIT III Merger. Based on these factors, the Company was concluded to be the accounting acquirer.

As a result of and at the effective time of the Merger, (i) holders of REIT I Common Stock immediately prior to such time ceased having any rights as stockholders of the Company (other than their right to receive 1.22423 shares of Resource REIT Common Stock per share under the Merger Agreement) and (ii) holders of REIT I Convertible Stock immediately prior to such time ceased having any rights as stockholders of the Company (other than their right to receive $0.02 in cash, without interest, under the Merger Agreement).

On September 8, 2020, REIT II also entered into an Agreement and Plan of Merger to acquire REIT III. REIT II’s proposed merger with REIT III is referred to herein as the “REIT III Merger” and collectively with the Merger, the “Mergers.” On January 28, 2021, REIT III merged with and into REIT II.

COVID-19 Pandemic

One of the most significant risks and uncertainties facing the Company and the real estate industry generally continues to be the effect of the ongoing public health crisis of the novel coronavirus disease (“COVID-19”) pandemic. The Company continues to closely monitor the impact of the COVID-19 pandemic on all aspects of its business, including how the pandemic is impacting its tenants. The Company did not incur material disruptions from the COVID-19 pandemic during the twelve months ended December 31, 2020; however, a small percentage of its tenants have requested rent deferral as a result of the pandemic.  The Company is evaluating each tenant rent relief request on an individual basis, considering a number of factors. Not all tenant requests will ultimately result in modified agreements, nor is the Company forgoing its contractual rights under its lease agreements.  Executed short-term rent relief plans that are outstanding at December 31, 2020 are not significant in terms of either number of requests or dollar value.

The extent to which the COVID-19 pandemic impacts the Company’s operations and those of its tenants depends on future developments, which cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures.  The Company is unable to predict the ultimate impact that the pandemic will have on its financial condition, results of operations and cash flows due to numerous uncertainties.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (continued)

DECEMBER 31, 2020

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”)

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries as follows:

Subsidiary	Apartment Complex	Number of Units	Property Location
RRE Opportunity Holdings, LLC	N/A	N/A	N/A
Resource Real Estate Opportunity OP, LP	N/A	N/A	N/A
RRE Charlemagne Holdings, LLC	N/A	N/A	N/A
Resource Real Estate Opportunity Manager, LLC	N/A	N/A	N/A
Resource Real Estate Opportunity Manager II, LLC	N/A	N/A	N/A
Resource Apartment Manager III, LLC	N/A	N/A	N/A
Resource Real Estate Opportunity Advisor, LLC	N/A	N/A	N/A
Resource Real Estate Opportunity Advisor II, LLC	N/A	N/A	N/A
Resource REIT Advisor, LLC	N/A	N/A	N/A
Resource Real Estate LLC (formerly known as Resource Newco, LLC)	N/A	N/A	N/A
Resource PM Holdings, LLC	N/A	N/A	N/A
RRE TRS, Inc.	N/A	N/A	N/A
RRE Iroquois, LP (“Vista”)	Vista Apartment Homes	133	Philadelphia, PA
RRE Iroquois Holdings, LLC	N/A	N/A	N/A
RRE Cannery Holdings, LLC (“Cannery”)	Cannery Lofts	156	Dayton, OH
RRE Autumn Wood Holdings, LLC ("Autumn Wood")	Retreat at Rocky Ridge	206	Hoover, AL
RRE Village Square Holdings, LLC ("Village Square")	Trailpoint at the Woodlands	271	Houston, TX
RRE Brentdale Holdings, LLC ("Brentdale")	The Westside Apartments	412	Plano, TX
RRE Jefferson Point Holdings, LLC ("Jefferson Point")	Tech Center Square	208	Newport News, VA
RRE Centennial Holdings, LLC ("Centennial")	Verona Apartment Homes	276	Littleton, CO
RRE Pinnacle Holdings, LLC ("Pinnacle")	Skyview Apartment Homes	224	Westminster, CO
RRE River Oaks Holdings, LLC ("River Oaks")	Maxwell Townhomes	316	San Antonio, TX
RRE Nicollet Ridge Holdings, LLC ("Nicollet Ridge")	Meridian Pointe	339	Burnsville, MN
RRE Addison Place Holdings, LLC ("Addison Place")	The Estates at Johns Creek	403	Alpharetta, GA
PRIP Coursey, LLC	N/A	N/A	N/A
Evergreen at Coursey Place, LLC ("Evergreen at Coursey Place")	Evergreen at Coursey Place (b)	352	Baton Rouge, LA
PRIP Pines, LLC	N/A	N/A	N/A
FP-1, LLC ("Pines of York")	Pines of York (b)	248	Yorktown, VA
RRE Berkeley Run Holdings, LLC ("Berkley Run")	Perimeter Circle	194	Atlanta, GA
RRE Berkeley Trace Holdings LLC ("Berkley Trace")	Perimeter 5550	165	Atlanta, GA
RRE Merrywood LLC ("Merrywood")	Aston at Cinco Ranch	228	Katy, TX

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (continued)

DECEMBER 31, 2020

RRE Sunset Ridge Holdings, LLC ("Sunset Ridge")	Sunset Ridge	324	San Antonio, TX
RRE Parkridge Place Holdings, LLC ("Parkridge Place")	Calloway at Las Colinas	536	Irving, TX
RRE Woodmoor Holdings, LLC ("Woodmoor")	South Lamar Village	208	Austin, TX
RRE Gilbert Holdings, LLC ("Springs at Gilbert")	Heritage Pointe	458	Gilbert, AZ
RRE Bonita Glen Holdings, LLC ("Bonita")	Point Bonita Apartment Homes	294	Chula Vista, CA
RRE Yorba Linda Holdings, LLC ("Yorba Linda")	The Bryant at Yorba Linda	400	Yorba Linda, CA
RRE Providence Holdings, LLC ("Providence in the Park")	Providence in the Park	524	Arlington, TX
RRE Green Trails Holdings, LLC ("Green Trails")	Green Trails Apartment Homes	440	Lisle, IL
RRE Terraces at Lake Mary Holdings, LLC ("Lake Mary")	Terraces at Lake Mary	284	Lake Mary, FL
RRE Courtney Meadows Holdings, LLC ("Courtney Meadows")	Courtney Meadows Apartments	276	Jacksonville, FL
RRE Sandy Springs Holdings, LLC ("Sandy Springs")	Addison at Sandy Springs	236	Sandy Springs, GA
RRE Grapevine Holdings, LLC ("Bristol Grapevine")	Bristol Grapevine	376	Grapevine, TX
8,487
Subsidiaries related to disposed investments:
RRE Crestwood Holdings, LLC (“Crestwood”)	(c)(d)	N/A	N/A
PRIP 5060/6310, LLC ("Governor Park")	(b)(d)	N/A	N/A
RRE Campus Club Holdings, LLC (“Campus Club”)	(c)(d)	N/A	N/A
PRIP 6700, LLC ("Hilltop Village")	(b)(d)	N/A	N/A
RRE Westhollow Holdings, LLC (“Westhollow”)	(c)(d)	N/A	N/A
RRE Flagstone Holdings, LLC ("Flagstone")	(c)(d)	N/A	N/A
RRE 107th Avenue Holdings, LLC (“107th Avenue”)	(c)(d)	N/A	N/A
RRE Bristol Holdings, LLC (“Bristol”)	(c)(d)	N/A	N/A
RRE Skyview Holdings, LLC ("Skyview")	(c)(d)	N/A	N/A
RRE Kenwick Canterbury Holdings, LLC ("Kenwick & Canterbury")	(d)	N/A	N/A
RRE Foxwood Holdings, LLC ("Foxwood")	(c)(d)	N/A	N/A
PRIP 3383, LLC ("Conifer Place")	(b)(c)(d)	N/A	N/A
PRIP 3700, LLC ("Champion Farms")	(b)(c)(d)	N/A	N/A
RRE Armand Place Holdings, LLC ("Armand")	(c)(d)	N/A	N/A
RRE Spring Hill Holdings, LLC ("Spring Hill")	(c)(d)	N/A	N/A
RRE Nob Hill Holdings, LLC ("Nob Hill")	(c)(d)	N/A	N/A
PRIP 10637, LLC ("Fieldstone")	(b)(c)(d)	N/A	N/A
RRE Jasmine Holdings, LLC ("Jasmine")	(c)(d)	N/A	N/A
RRE Chisholm Place Holdings LLC ("Chisholm Place")	(c)(e)	N/A	N/A
RRE Park Forest Holdings, LLC ("Park Forest")	(c)(e)	N/A	N/A
RRE Deerfield Holdings, LLC ("Deerfield")	(c)(e)	N/A	N/A
PRIP Stone Ridge, LLC ("Stone Ridge")	(b)(c)(e)	N/A	N/A
PRIP 1102, LLC ("Pheasant Run")	(b)(c)(f)	N/A	N/A
PRIP 11128, LLC ("Retreat at Shawnee")	(b)(c)(f)	N/A	N/A
RRE Williamsburg Holdings, LLC (“Williamsburg”)	(g)	N/A	N/A
WPL Holdings, LLC	(a)(g)	N/A	N/A
PRIP 500, LLC ("Pinehurst")	(b)(g)	N/A	N/A

N/A - Not Applicable

(a)  Subsidiary transferred its interest in a portion of the Williamsburg parking lot to RRE Williamsburg Holdings, LLC in 2016.

(b)  Wholly-owned subsidiary of RRE Charlemagne Holdings, LLC.

(c)  Subsidiary was dissolved prior to December 31, 2020

(d)  Underlying investment sold prior to 2017.

(e)  Underlying investment sold in 2017.

(f)  Underlying investment sold in 2018.

(g)  Underlying investment sold in 2019.

All intercompany accounts and transactions have been eliminated in consolidation.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (continued)

DECEMBER 31, 2020

The consolidated financial statements reflect the Company's accounts and the accounts of the Company's majority-owned and/or controlled subsidiaries.  All of the Company’s subsidiaries are wholly-owned.

Segment Reporting

The Company does not evaluate performance on a relationship specific or transactional basis and does not distinguish its principal business or group its operations on a geographical basis for purposes of measuring performance. Accordingly, the Company believes it has a single operating segment for reporting purposes in accordance with GAAP.

Concentration of Risk

At December 31, 2020, the Company's real estate investments in Texas, California, and Georgia represented 31%, 17%, and 14%, respectively, of the net book value of its rental property assets. Any adverse economic or real estate developments in these markets, such as the impact of the COVID-19 pandemic, business layoffs or downsizing, industry slowdowns, relocations of businesses, adverse weather events, changing demographics and other factors, or any decrease in demand for multifamily rentals resulting from the local business climate, could adversely affect the Company's operating results and its ability to make distributions to stockholders.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes.  Actual results could differ from those estimates.

Assets Held for Sale

The Company presents rental property assets that qualify as held for sale, separately in the consolidated balance sheets.  Real estate assets held for sale are measured at the lower of carrying amount or fair value less cost to sell.  Subsequent to classification of an asset as held for sale, no further depreciation is recorded.  The Company had no rental properties included in assets held for sale as of December 31, 2020 and 2019.

Rental Properties

The Company records acquired rental properties at fair value on the acquisition date.  The Company considers the period of future benefit of an asset to determine its appropriate useful life and depreciates the rental properties using the straight line method.  The Company anticipates the estimated useful lives of its assets by class as follows:

Buildings	27.5 years
Building improvements	5.0 to 27.5 years
Furniture, fixtures, and equipment	3.0 to 5.0 years
Tenant improvements	Shorter of lease term or expected useful life
Lease intangibles	Remaining term of related lease

Improvements and replacements in excess of $1,000 are capitalized when they have a useful life greater than or equal to one year. Construction management fees (further discussed in Note 15) are capitalized along with the related asset.  Costs of repairs and maintenance are expensed as incurred.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentration of credit risk, consist of periodic temporary deposits of cash. At December 31, 2020, the Company had $85.8 million of deposits at various banks, $72.7 million of which were over the insurance limit of the Federal Deposit Insurance Corporation.  No losses have been experienced on such deposits.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (continued)

DECEMBER 31, 2020

Contractual Obligations

The Company leases office space, parking space and equipment under leases with varying expiration dates through 2026.  As of December 31, 2020, the total payments due under these obligations were approximately $3.4 million.

The following table presents our scheduled contractual obligations required for the next five years and thereafter as of December 31, 2020:

	Payments due by period
	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
Operating Lease Obligations	$3,395	$633	$1,155	$1,159	$448

Impairment of Long Lived Assets

The Company periodically evaluates its long-lived assets, primarily investments in rental properties, for impairment indicators. The review considers factors such as past and expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. When circumstances indicate the carrying value of a property may not be recoverable, the Company reviews the asset for permanent impairment.  This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition.   An impairment loss will be recorded to the extent that the carrying value exceeds the estimated fair value of the property for properties to be held and used.  For properties held for sale, the impairment loss would be the adjustment to fair value less the estimated cost to dispose of the asset.

In conjunction with the Merger and for the Company’s annual estimated value per share calculation, the Company engaged with a third-party to provide the estimated fair value of our rental properties as of January 28, 2021.  The Company compared these values to its carrying values and concluded that there was no indication that the carrying value of the Company’s investments in real estate were not recoverable as of December 31, 2020. There were no impairment losses recorded on long lived assets during the years ended December 31, 2020, 2019 and 2018.

Allocation of the Purchase Price of Acquired and Foreclosed Assets

Acquisitions that do not meet the definition of a business under Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2017-01 are accounted for as asset acquisitions. In most cases, the Company believes acquisitions of real estate will no longer be considered business combinations, as in most cases substantially all of the fair value is concentrated in a single identifiable asset or group of tangible assets that are physically attached to each other (land and building).  However, if the Company determines that substantially all of the fair value of the gross assets acquired is not concentrated in either a single identifiable asset or in a group of similar identifiable assets, the Company will then perform an assessment to determine whether the asset is a business by using the framework outlined in the ASU.  If the Company determines that the acquired asset is not a business, the Company will allocate the cost of the acquisition, including transaction costs, to the assets acquired or liabilities assumed based on their related fair value.

Upon the acquisition of real properties, the Company allocates the purchase price of properties to acquired tangible assets consisting of land, buildings, fixtures and improvements, identified intangible lease assets, consisting of the value of above-market and below-market leases, as applicable, the value of in-place leases, the value of tenant relationships, and liabilities, based in each case on their fair values.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (continued)

DECEMBER 31, 2020

The Company records above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease.  The Company amortizes any capitalized above-market or below-market lease values as an increase or reduction to rental income over the remaining non-cancelable terms of the respective leases.

The Company measures the aggregate value of other intangible assets acquired based on the difference between (i) the property valued with existing in-place leases adjusted to market rental rates and (ii) the property valued as if it were vacant.  Management’s estimates of value are determined by independent appraisers (e.g., discounted cash flow analysis).  Factors to be considered in the analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions and costs to execute similar leases.

In estimating the fair value of both the tangible and intangible acquired assets, the Company also considers information obtained about each property as a result of its pre-acquisition due diligence. In estimating carrying costs, management includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods.  Management also estimates costs to execute similar leases including leasing commissions and legal and other related expenses to the extent that such costs have not already been incurred in connection with a new lease origination as part of the transaction.

The total amount of other intangible assets acquired is further allocated to customer relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with that respective tenant.  Characteristics to be considered by management in allocating these values include the nature and extent of the Company’s existing relationships with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

The Company amortizes the value of in-place leases to expense over the average remaining term of the underlying leases.  The value of customer relationship intangibles are amortized to expense over the initial term and any renewal periods in the respective leases, but in no event will the amortization periods for the intangible assets exceed the remaining depreciable life of the building.

The determination of the fair value of assets and liabilities acquired requires the use of significant assumptions with regard to current market rental rates, discount rates and other variables.  The use of inappropriate estimates would result in an incorrect assessment of the purchase price allocations, which could impact the amount of the Company’s reported net income.

Goodwill

The Company records the excess of the cost of an acquired entity over the difference between the amounts assigned to assets acquired (including identified intangible assets) and liabilities assumed as goodwill. Goodwill is not amortized but is tested for impairment at a level of reporting referred to as a reporting unit during the fourth quarter of each calendar year, or more frequently if events or changes in circumstances indicate that the asset might be impaired.  There have been no such events or changes in circumstances during the years ended December 31, 2020, 2019 and 2018.

Revenue Recognition and Receivables

The Company recognizes minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, where collection has been considered probable, on a straight-line basis over the term of the related lease.

The future minimum rental payments to be received from noncancelable operating leases for residential rental properties are $65.5 million and $565,000 for the 12 month periods ending December 31, 2021 and 2022, respectively, and none thereafter.  The future minimum rental payments to be received from noncancelable operating leases for commercial rental properties and antenna rentals are $500,000, $439,000, $361,000, $301,000, and $224,000 for the 12 month periods ending December 31, 2021 through 2025, respectively, and $1.3 million thereafter.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (continued)

DECEMBER 31, 2020

Revenue is primarily derived from the rental of residential housing units for which the Company receives minimum rents and utility reimbursements pursuant to underlying tenant lease agreements. The Company also receives other ancillary fees for administration of leases, late payments and amenities, which are charged to residents and recognized monthly as earned. The Company also has revenue sharing arrangements for cable income from contracts with cable providers at the Company’s properties.  Included in Accrued expenses and other liabilities on the consolidated balance sheet at December 31, 2020 and 2019 is deferred revenue for contracts with cable providers for approximately $760,000 and $596,000, respectively.  The Company recognizes income on a straight line basis over the contract period of 10 years to 12 years.  For the years ended December 31, 2020, 2019 and 2018, approximately $118,000, $77,000 and $84,000 of revenue from the contract liability was recognized as income.

Following the Self- Management Transaction, the Company receives asset management and property management fees from REIT II and REIT III.   The monthly asset management fee is equal to one-twelfth of 1.0% of the higher of the cost or the independently appraised value of each asset held by REIT II and one-twelfth of 1.0% of the appraised value of each asset held by REIT III, without deduction for depreciation, bad debts or other non-cash reserves.  The monthly property management fee is calculated based on 4.5% of the gross monthly receipts from REIT II and REIT III’s properties.  The Company has determined under ASC 606 – Revenue from Contracts with Customers (“ASC 606”), that the performance obligation for asset and property management services are satisfied as the services are rendered. The Company is compensated for its services on a monthly basis, these services represent a series of distinct daily services in accordance with ASC 606.  As a result of the Merger, these fees will no longer be paid.

The Company evaluates its portfolio of operating leases for collectability at both the onset of the underlying leases and on an ongoing basis. Tenant receivables include amounts for which collectability was assessed as probable in accordance with the guidance in ASC 842-30. For tenant receivables, which include base rents, straight-line rentals, expense reimbursements and other revenue or income, the Company also estimates a general allowance for uncollectible accounts under ASC 450-20. The Company determines the collectability of its receivables related to rental revenue by considering a number of factors, including the length of time receivables are past due, security deposits held, the Company’s previous loss history, the tenants’ current ability to pay their obligations to the Company, and the condition of the general economy and the industry as a whole. If collectability is not probable, the Company adjusts rental income for the amount of the uncollectible revenue. Due to the COVID-19 pandemic, some residents have experienced difficulty making rent payments and the Company’s receivables have increased compared to historical levels.  This caused the Company to further evaluate collectability during the year ended December 31, 2020. At December 31, 2020 and 2019, there were allowances for uncollectible receivables of $774,000 and $49,000, respectively.  The age of the receivables included in the allowance balance at December 31, 2020 was:  16.2% less than 30 days past due, 15.8% 31-60 days past due, 1.10% 61-90 days past due and 66.9% over 90 days past due.

Leases

For operating leases where the Company is the lessor, the underlying leased asset is recognized as real estate on the balance sheet. The Company, as a lessor of multifamily apartment units, has nonlease components associated with these leases (i.e. common area maintenance, utilities, etc.). The Company combines nonlease component revenue streams and accounts for them as a combined component with leasing revenue.

For leases in which the Company is the lessee, primarily consisting of office leases, a parking space lease, and office equipment leases, the Company recognizes a right-of-use (“ROU) asset and a lease liability equal to the present value of the minimum lease payments. Operating leases are included in operating lease ROU assets and operating lease liabilities in the Company’s consolidated balance sheets. The Company uses a market rate for equipment leases, when readily determinable, in calculating the present value of lease payments. Otherwise, the incremental borrowing rate is used. The operating lease ROU asset includes any lease payments and excludes lease incentives. Operating lease terms may include options to extend the lease when it is reasonably certain the lease will be extended. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (continued)

DECEMBER 31, 2020

Income Taxes

The Company elected to be taxed as a REIT commencing with its taxable year ended December 31, 2010.  To maintain its REIT qualification under the Code, the Company is generally required to distribute at least 90% of its taxable net income (excluding net capital gains) to its stockholders as well as comply with other requirements, including certain asset, income and stock ownership tests.  As a REIT, the Company is not subject to federal corporate income tax to the extent that it distributes 100% of its REIT taxable income each year.  If the Company fails to qualify as a REIT, and does not qualify for certain statutory relief provisions, it is subject to U.S. federal, state and local income taxes and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year in which it fails its REIT qualification.  Accordingly, the Company’s failure to qualify as a REIT could have a material adverse impact on its results of operations and amounts available for distribution to its stockholders.

The dividends-paid deduction of a REIT for qualifying dividends to its stockholders is computed using the Company’s taxable income as opposed to net income reported on the financial statements.  Generally, taxable income differs from GAAP net income because the determination of taxable income is based on tax provisions and not financial accounting principles.

The Company may elect to treat any of its subsidiaries as a taxable REIT subsidiary (“TRS”). In general, a TRS may hold assets and engage in activities that the Company cannot hold or engage in directly and generally may engage in any real estate or non-real estate-related business.  A TRS is subject to U.S. federal, state and local corporate income taxes. While a TRS may generate net income, a TRS can declare dividends to the Company which will be included in the Company's taxable income and necessitate a distribution to its stockholders. Conversely, if the Company retains earnings at a TRS level, no distribution is required and the Company can increase book equity of the consolidated entity. As of December 31, 2020 and 2019, the Company treated one and none of its subsidiaries as a TRS.

The Company evaluates the benefits from tax positions taken or expected to be taken in its tax return.  Only the largest amount of benefits from tax positions that will more likely than not be sustainable upon examination are recognized by the Company.  The Company does not have any unrecognized tax benefits, nor interest and penalties, recorded in its consolidated financial statements and does not anticipate significant adjustments to the total amount of unrecognized tax benefits within the next 12 months.

The Company is subject to examination by the U.S. Internal Revenue Service and by the taxing authorities in other states in which the Company has significant business operations.  The Company is not currently undergoing any examinations by taxing authorities.  The Company is not subject to IRS examination for tax return years 2016 and prior.

Earnings Per Share

Basic earnings per share is calculated on the basis of the weighted-average number of common shares outstanding during the year.  Basic earnings per share is computed by dividing income available to common stockholders by the weighted-average common shares outstanding during the period.  Diluted earnings per share take into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted to common stock.

  None of the shares of convertible stock (discussed in Note 16) and performance-based restricted stock awards are included in the diluted earnings per share calculations because the necessary conditions for conversion have not been satisfied as of December 31, 2020 (were such date to represent the end of the contingency period).

Due to the losses for the year ended December 31, 2020, the calculation of diluted earnings per share excludes 9,124 unvested restricted shares as their effect would be antidilutive.

Income (loss) attributable to outstanding OP I Common and Preferred units issued in the Self-Management Transaction are included in net loss attributable to noncontrolling interest, and therefore, excluded from the calculation of earnings (loss) per common share, basic and diluted, for all periods presented.

Under the terms of the Amended and Restated Limited Partnership Agreement of the OP, OP I Common Units, at the Company’s sole discretion, may be exchanged by issuing shares of the Company’s common stock for the

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (continued)

DECEMBER 31, 2020

Common Units based on conversion ratio which is initially one to one, but may be adjusted based on certain events (see Note 1).  In addition, in the event of a listing of the shares of the Company’s common stock on a national securities exchange, beginning 180 days after the date of such listing, the holders of OP I Preferred Units shall have the right to require the Company to purchase the OP I Preferred Units in exchange for a number of listed shares of the Company’s common stock determined by dividing (i) the number of OP I Preferred Units multiplied by the Redemption Price as of the date of the exchange by (ii) the volume-weighted average price of such listed shares over the 30-day period prior to the date of the exchange.  The Company has estimated that the additional 6.2 million common shares that potentially could be issued for this conversion at December 31, 2020 were excluded from diluted earnings per share as their impact, including reflecting removal of the $1.4 million preferred distribution from the numerator would be antidilutive.

Reclassifications

Certain amounts in the prior years financial statements have been reclassified to conform to the current-year presentation. The impact of the reclassifications made to prior year amounts are not material and did not affect net income (loss).

Adoption of New Accounting Standards

 In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments - Credit Losses”, which requires measurement and recognition of expected credit losses for financial assets held.  The Company adopted the standard on January 1, 2020, and the adoption did not have an impact on its consolidated financial statements.

In January 2017, FASB issued ASU No. 2017-04, "Intangibles - Goodwill and Other (Topic 350): Simplifying the Accounting for Goodwill Impairment", which alters the current goodwill impairment testing procedures to eliminate Step 2. Step 2 required that, if the carrying amount of a reporting unit exceeded its fair value, the implied fair value of the goodwill must be compared to the carrying amount in order to determine impairment.  The Company adopted the standard on January 1, 2020, and the adoption did not have a significant impact on its consolidated financial statements.

In August 2018, FASB issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement.” This update removes, modifies and adds certain disclosure requirements in FASB ASC 820, “Fair Value Measurement” (“ASC 820”).  The Company adopted the standard on January 1, 2020, and the adoption did not have a significant impact on its consolidated financial statements.

In November 2018, FASB issued ASU No. 2018-19, “Codification Improvements to Topic 326, Financial Instruments-Credit Losses.” ASU No. 2018-19 clarifies that receivables arising from operating leases are not within the scope of Subtopic 326-20. Instead, impairment of receivables arising from operating leases should be accounted for in accordance with ASC 842 Leases.  The Company adopted the standard on January 1, 2020, and the adoption did not have a significant impact on its consolidated financial statements.

In March 2020, FASB issued ASU No. 2020-04, “Reference Rate Reform (Topic 848).” ASU No. 2020-04 provides optional guidance for a limited period of time to ease the potential burden in accounting for (or recognizing the effects of) reference rate reform on financial reporting. The amendments in ASU 2020-04 are effective for all entities as of March 12, 2020 through December 31, 2022.  The Company has elected to apply the hedge accounting expedients related to probability and the assessments of effectiveness for future LIBOR-indexed cash flows to assume that the index upon which future hedged transactions will be based matches the index on the corresponding derivatives. Application of these expedients preserves the presentation of derivatives consistent with past presentation.  The Company continues to evaluate the impact of the guidance and may apply other elections as applicable as additional changes in the market occur.

On April 10, 2020, the FASB issued a Staff Q&A to respond to some frequently asked questions about accounting for lease concessions related to the effects of the COVID-19 pandemic. Consequently, for concessions related to the effects of the COVID-19 pandemic, an entity will not have to analyze each lease to determine whether enforceable rights and obligations for concessions exist in the lease and can elect to apply or not apply the lease modification guidance to those leases. Entities may make the elections for any lessor-provided concessions related to

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (continued)

DECEMBER 31, 2020

the effects of the COVID-19 pandemic (e.g., deferrals of lease payments) as long as the concession does not result in a substantial increase in the rights of the lessor or the obligations of the lessee. The Company has not elected to apply the lease modification guidance to our leases. To date, the impact of lease concessions granted has not had a material effect on the financial statements. The Company will continue to evaluate the impact of lease concessions and the appropriate accounting for those concessions.

Accounting Standards Issued But Not Yet Effective

In August 2020, FASB issued ASU 2020-06, “Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40) Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity”. ASU 2020-06 addresses the complexity of guidance for certain financial (convertible) instruments with characteristics of liabilities and equity. ASU No. 2020-06 will be effective for the Company beginning January 1, 2022. The Company is continuing to evaluate this guidance; however, it does not expect the adoption of ASU 2020-06 to have a material effect on its consolidated financial statements and disclosures.

NOTE 3 – SELF-MANAGEMENT TRANSACTION

Effective September 8, 2020, REIT I OP acquired substantially all of the operating assets of PM Holdings and Advisor Holdings, including 100% of the membership interests in each of PM Holdings and Advisor Holdings and $659,000 of leasehold improvements and furniture in exchange for approximately 6.2 million OP I Common Units and 319,965 OP I Preferred Units (collectively “OP I Units”). Additional consideration includes the following deferred payments in cash: (i) $7.5 million upon the earlier to occur of (A) the consummation of the Merger and (B) nine months following the effective date of the Merger Agreement; (ii) six monthly payments of $2.0 million, totaling $12.0 million, for the six months following the closing of the Self-Management Transaction and (iii) 12 monthly payments of $625,000, totaling $7,500,000, for the 12 months following the closing of the Self-Management Transaction.

As part of the Self-Management Transaction, the Company paid outstanding obligations due to RAI of approximately $811,000, presented in the table below as “Net working capital” consisting primarily of $4.3 million in accrued management fees transferred to the Company as well as $150,000 of prepaid rent, software subscriptions, and security deposits and offset by assumed payroll liabilities of $2.9 million and $684,000 due to the third-party property manager. The operating leases for office space in Philadelphia, Pennsylvania and Denver, Colorado were assumed.  In accordance with ASC 842, Leases, an operating lease right of use asset and liability were calculated and reflected as part of the Self-Management Transaction.

As part of the Self-Management Transaction, the Company recorded approximately $2.3 million of transaction costs.

Under the terms of the Self-Management Transaction, the following consideration was given in exchange (in thousands):

Fair value of OP Units issued	$128,200
Net working capital	811
Subsequent consideration	27,000
Net consideration	$156,011

The Self-Management Transaction was accounted for as a business combination in accordance with ASC 805, Business Combinations, which requires, among other things, the assets acquired and liabilities assumed to be recognized at their fair values as of the acquisition date and transaction costs to be expensed. The fair value of the OP Units issued was based on a valuation report prepared by a third-party valuation specialist that was subject to management’s review and approval. The following table summarizes the purchase price allocation (dollars in thousands):

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (continued)

DECEMBER 31, 2020

Assets:
Due from related parties	$4,299
Prepaid expenses and other assets	150
Goodwill	154,531
Property and equipment	659
Operating lease right-of-use assets	3,244
Total assets acquired	$162,883

Liabilities:
Other liabilities	3,628
Operating lease liabilities	3,244
Total liabilities assumed	6,872
Net assets acquired	$156,011

The allocation of the purchase price above required a significant amount of judgment and represented management’s best estimate of the fair value as of the acquisition date.

Goodwill

In connection with the Self-Management Transaction, the Company recorded goodwill of $154.5 million as a result of the consideration exceeding the fair value of the net assets acquired. Goodwill represents the estimated future benefits arising from other assets acquired that could not be individually identified and separately recognized. The goodwill recorded represents the Company's management structure and its ability to generate additional opportunities for revenue and raise additional funds as well as the assembled workforce.

Pro Forma Financial Information (unaudited)

The following condensed pro forma operating information is presented as if the Self –Management Transaction had been included in operations as of January 1, 2019. The pro forma operating information excludes certain nonrecurring adjustments, such as transaction expenses of $2.3 million incurred during the year ended December 31, 2020, to reflect the pro forma impact the acquisition would have on earnings on a continuous basis (in thousands, except per share data):

	Year Ended	Year Ended
	December 31, 2020	December 31, 2019
Revenue	$149,610	$135,545
Net (loss) income	$(5,277)	$20,357
Net loss (income) attributable to noncontrolling interests	$828	$(1,343)
Net (loss) income attributable to common stockholders	$(8,929)	$14,534
Net (loss) income to common stockholders per share, basic and diluted	$(0.13)	$0.21

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (continued)

DECEMBER 31, 2020

NOTE 4 – SUPPLEMENTAL CASH FLOW INFORMATION

The following table presents the Company's supplemental cash flow information (in thousands):

	For the Years Ended
	December 31,
	2020	2019	2018
Non-cash financing and investing activities:
Stock issued from distribution reinvestment plan	$6,085	$24,499	$25,931
Deferred financing costs, interest, and fees funded directly by mortgage notes	3,245	973	218
Repayments on borrowings through refinancing	130,539	58,350	29,586
Accrual for construction in progress	848	2,470	680
Lease liabilities arising from obtaining right-of-use assets	—	526	—
Accrued allocation of income to preferred unit holders	1,120	—	—
Non-cash activity related to sales:
Mortgage notes payable settled directly with proceeds from sale of rental property	—	61,041	18,713
Non-cash activity related to acquisitions:
Mortgage notes payable used to acquire real property	—	—	55,615
Non-cash activity related to Self-Management Transaction:
Due to related parties for acquisition of net assets acquired in Self-Management Transaction	19,125	—	—
Operating Partnership units issued in exchange for net assets acquired in Self- Management Transaction	128,200	—	—
Cash paid during the period for:
Interest	$25,106	$35,936	$34,262

NOTE 5 – RESTRICTED CASH

Restricted cash represents escrow deposits with lenders to be used to pay real estate taxes, insurance, and capital improvements. The following table presents a summary of the components of the Company's restricted cash (in thousands):

	December 31,
	2020	2019
Real estate taxes	$7,910	$8,824
Insurance	1,350	1,438
Debt service reserve	2,045	—
Capital improvements	3,464	2,042
Total	$14,769	$12,304

In addition, the Company had unrestricted cash designated for capital expenditures of approximately $17.1 million and $12.1 million as of December 31, 2020 and 2019, respectively.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (continued)

DECEMBER 31, 2020

NOTE 6 – RENTAL PROPERTIES, NET

The following table presents the Company’s investments in rental properties (in thousands):

	December 31,
	2020	2019
Land	$196,355	$196,358
Building and improvements	929,323	920,781
Furniture, fixtures and equipment	46,879	43,757
Construction in progress	1,374	2,831
	1,173,931	1,163,727
Less: accumulated depreciation	(275,956)	(225,583)
	$897,975	$938,144

Depreciation expense for the years ended December 31, 2020, 2019, and 2018 was $51.5 million, $53.8 million, and $55.1 million, respectively.

NOTE 7 − OTHER INVESTMENTS

Loan held for investment, net:

In 2011, the Company purchased, at a discount, one performing promissory note (the "Trail Ridge Note”), which is secured by a first priority mortgage on a multifamily rental apartment community.  The contract purchase price for the Trail Ridge Note was $700,000, excluding closing costs. The Company received full repayment of this loan in December 2020. As of  December 31, 2019, the Trail Ridge Note was both current and performing.

The following table presents details of the balance and terms of the Trail Ridge Note, the Company's remaining loan held for investment at December 31, 2019 (in thousands):

December 31,
2019
Unpaid principal balance	$885
Unamortized discount and acquisition costs	(76)
Net book value	$809
Maturity date	10/28/2021
Interest rate	7.5%

There were no charge-offs for the year ended December 31, 2020 and 2019.

NOTE 8 – ACQUISITIONS

Real Estate Investments

As of December 31, 2020, the Company owned 28 properties. There were no acquisitions during the years ended December 31, 2020 or 2019.

On April 17, 2018, the Company, through its wholly-owned subsidiary, purchased Addison at Sandy Springs Apartments, a 236-unit multifamily apartment complex in Sandy Springs, Georgia, for $34.0 million from an unrelated third party.  On April 25, 2018, the Company, through its wholly-owned subsidiary, purchased Bristol at Grapevine, a 376-unit multifamily apartment complex in Grapevine, Texas, for $44.7 million from an unrelated third party.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (continued)

DECEMBER 31, 2020

The two properties acquired during the twelve months ended December 31, 2018, were accounted for as asset acquisitions.  The following table presents the allocated contract purchase price, acquisition fee, and acquisition costs during the twelve months ended December 31, 2018 (in thousands):

Bristol at Grapevine	Contractual Purchase Price (1)	Acquisition Fee	Acquisition Costs	Total Real Estate Cost
Land	$3,279	$70	$15	$3,364
Building and Improvements	39,777	854	187	40,818
Furniture, fixtures and equipment	570	12	3	585
Intangible Assets	1,074	23	5	1,102
	$44,700	$959	$210	$45,869

Addison at Sandy Springs	Contractual Purchase Price (1)	Acquisition Fee	Acquisition Costs	Total Real Estate Cost
Land	$4,595	$100	$24	$4,719
Building and Improvements	28,241	613	145	28,999
Furniture, fixtures and equipment	424	9	2	435
Intangible Assets	740	16	4	760
	$34,000	$738	$175	$34,913

(1)	Contractual purchase price excludes closing costs, acquisition expenses, and other immaterial settlement date adjustments and pro-rations.

NOTE 9 – DISPOSITION OF PROPERTIES AND DECONSOLIDATION OF INTERESTS

The following table presents details of our disposition and deconsolidation activity during the years ended December 31, 2020, 2019, and 2018 (in thousands):

Multifamily Community	Location	Sale Date	Contract Sales Price	Net Gains on Dispositions of Properties and Joint Venture Interests	Revenues Attributable to Properties Sold	Net Income (Loss) Attributable to Properties Sold
2019 Dispositions:
Williamsburg	Cincinnati, OH	March 8, 2019	$70,000	$34,575	$2,151	$(1,431)
Pinehurst	Kansas City, MO	December 20, 2019	12,310	4,235	1,427	(460)
			$82,310	$38,810	$3,578	$(1,891)
2018 Dispositions:
Pheasant Run	Lee's Summit, MO	September 14, 2018	$16,400	$6,195	$1,167	$7
Retreat at Shawnee	Shawnee, KS	October 19, 2018	25,000	9,344	2,522	(68)
			$41,400	$15,539	$3,689	$(61)

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (continued)

DECEMBER 31, 2020

NOTE 10 – IDENTIFIED INTANGIBLE ASSETS, NET

Identified intangible assets, net, relate to in-place apartment unit rental and antennae leases.  The value of the acquired in-place leases totaled $5,000 and $14,000 as of December 31, 2020 and 2019, respectively, net of accumulated amortization of $27.1 million and $27.1 million, respectively.  Intangible lease assets for in-place apartment unit rentals were fully amortized as of December 31, 2020 and 2019.  Expected amortization for the antennae leases at the Vista Apartment Homes for the year ended December 31, 2021 is $5,000, respectively, and none thereafter.  Amortization of the apartment unit rental and antennae leases for the years ended December 31, 2020, 2019, and 2018 was $5,000, $12,500, and $3.6 million respectively.

The following table presents the Company's expected amortization for the rental and antennae leases for the next five years ending December 31, and thereafter (in thousands):

2021	$5
2022	—
2023	—
2024	—
Thereafter	—
$5

NOTE 11 – GOODWILL

The following table presents a rollforward of the Company's activity in goodwill for the years ended December 31, 2020 and 2019 (in thousands):

Balance, January 1, 2019	$477
Activity - 2019: Sale of Pinehurst	(73)
Balance, December 31, 2019	$404
Self-Management Transaction	154,531
Balance, December 31, 2020	$154,935

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (continued)

DECEMBER 31, 2020

NOTE 12 – MORTGAGE NOTES PAYABLE, NET

The following table presents a summary of the Company's mortgage notes payable, net (in thousands):

	December 31, 2020				December 31, 2019
Collateral	Outstanding borrowings	Premium (Discount)	Deferred finance costs, net	Carrying Value	Outstanding borrowings	Premium (Discount)	Deferred finance costs, net	Carrying Value
Vista Apartment Homes	$13,934	$—	$(33)	$13,901	$14,315	$—	$(68)	$14,247
Cannery Lofts	13,071	—	(79)	12,992	13,100	—	(108)	12,992
Trailpoint at the Woodlands	17,401	—	(89)	17,312	17,723	—	(121)	17,602
Verona Apartment Homes	32,862	—	(305)	32,557	32,970	—	(362)	32,608
Skyview Apartment Homes	28,307	—	(265)	28,042	28,400	—	(315)	28,085
Maxwell Townhomes	12,489	—	(26)	12,463	12,785	—	(53)	12,732
Evergreen at Coursey Place	25,085	12	(12)	25,085	25,627	34	(32)	25,629
Pines of York	13,793	(53)	(10)	13,730	14,114	(112)	(21)	13,981
The Estates at Johns Creek	65,000	—	(501)	64,499	65,000	—	(589)	64,411
Perimeter Circle	26,115	—	(252)	25,863	26,115	—	(304)	25,811
Perimeter 5550	20,630	—	(231)	20,399	20,630	—	(279)	20,351
Aston at Cinco Ranch	21,549	—	(40)	21,509	22,032	—	(96)	21,936
Sunset Ridge 1	28,600	—	(307)	28,293	18,300	54	(43)	18,311
Sunset Ridge 2	—	—	—	—	2,768	7	(6)	2,769
Calloway at Las Colinas	51,935	—	(416)	51,519	32,938	—	(115)	32,823
South Lamar Village	21,000	—	(251)	20,749	21,000	—	(298)	20,702
Heritage Pointe	24,257	—	(161)	24,096	24,808	—	(201)	24,607
The Bryant at Yorba Linda	75,415	—	(401)	75,014	66,238	—	(87)	66,151
Point Bonita Apartment Homes	25,250	772	(133)	25,889	25,696	1,063	(183)	26,576
The Westside Apartments	35,052	—	(246)	34,806	35,838	—	(293)	35,545
Tech Center Square	11,454	—	(70)	11,384	11,730	—	(101)	11,629
Retreat at Rocky Ridge	10,988	—	(108)	10,880	11,221	—	(145)	11,076
Providence in the Park	45,411	—	(257)	45,154	46,398	—	(345)	46,053
Green Trails Apartment Homes	59,654	—	(345)	59,309	60,998	—	(451)	60,547
Meridian Pointe	38,405	—	(310)	38,095	39,277	—	(402)	38,875
Terraces at Lake Mary	31,401	—	(201)	31,200	32,110	—	(259)	31,851
Courtney Meadows Apartments	26,543	—	(203)	26,340	27,100	—	(257)	26,843
Addison at Sandy Springs	22,427	—	(196)	22,231	22,750	—	(244)	22,506
Bristol at Grapevine	32,922	—	(247)	32,675	32,922	—	(306)	32,616
	$830,950	$731	$(5,695)	$825,986	$804,903	$1,046	$(6,084)	$799,865

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (continued)

DECEMBER 31, 2020

The following table presents additional information about the Company's mortgage notes payable, net, at December 31, 2020 (in thousands, except percentages):

Collateral	Maturity Date	Annual Interest Rate		Average Monthly Debt Service	Average Monthly Escrow
Vista Apartment Homes	1/1/2022	2.43%	(1)(5)(7)	$64	$27
Cannery Lofts	11/1/2023	2.68%	(1)(3)(7)	58	27
Trailpoint at the Woodlands	11/1/2023	2.55%	(1)(4)	64	43
Verona Apartment Homes	10/1/2026	2.50%	(1)(3)(8)	123	64
Skyview Apartment Homes	10/1/2026	2.50%	(1)(3)	106	46
Maxwell Townhomes	1/1/2022	4.32%	(2)(5)	71	86
Evergreen at Coursey Place	8/1/2021	5.07%	(2)(5)	154	51
Pines of York	12/1/2021	4.46%	(2)(5)	80	34
The Estates at Johns Creek	11/25/2026	1.39%	(1)(5)(8)	77	—
Perimeter Circle	1/1/2026	1.64%	(1)(3)	36	47
Perimeter 5550	1/1/2026	1.64%	(1)(3)	29	35
Aston at Cinco Ranch	10/1/2021	4.34%	(2)(5)(7)	120	58
Sunset Ridge	11/1/2027	2.48%	(1)(3)(6)	60	85
Calloway at Las Colinas	12/1/2027	2.57%	(2)(5)(6)	113	122
South Lamar Village	7/22/2026	1.44%	(1)(3)(8)	37	—
Heritage Pointe	4/1/2025	2.02%	(1)(4)(8)	87	46
The Bryant at Yorba Linda	4/15/2027	2.39%	(1)(4)(6)	239	—
Point Bonita Apartment Homes	10/1/2023	5.33%	(2)(5)	152	71
The Westside Apartments	9/1/2026	2.26%	(1)(3)(8)	132	106
Tech Center Square	6/1/2023	2.72%	(1)(5)(7)	52	28
Retreat at Rocky Ridge	1/1/2024	2.60%	(1)(3)(7)	46	24
Providence in the Park	2/1/2024	2.44%	(1)(3)(8)	186	157
Green Trails Apartment Homes	6/1/2024	2.13%	(1)(3)	234	100
Meridian Pointe	8/1/2024	2.04%	(1)(3)	148	82
Terraces at Lake Mary	9/1/2024	2.05%	(1)(3)	121	61
Courtney Meadows Apartments	1/1/2025	1.98%	(1)(3)	100	70
Addison at Sandy Springs	5/1/2025	1.90%	(1)(3)	83	33
Bristol at Grapevine	5/1/2025	1.85%	(1)(3)	91	90

(1)	Variable rate based on one-month LIBOR of 0.14388% (as of December 31, 2020) plus applicable margin.
(2)	Fixed rate.
(3)	Monthly interest-only payment currently required.
(4)	Monthly fixed principal plus interest payment required.
(5)	Fixed monthly principal and interest payment required.
(6)	New debt placed during the year ended December 31, 2020.
(7)	Loan repaid in January 2021
(8)	Loan refinanced with new credit facility in January 2021. See Note 22 – Subsequent events.

Loans assumed as part of the Point Bonita Apartment Homes, Paladin (Evergreen at Coursey Place and Pines of York), Sunset Ridge and Maxwell Townhomes acquisitions were recorded at fair value. The premium or discount is amortized over the remaining term of the loans and included in interest expense.  For the years ended December 31, 2020, 2019, and 2018, interest expense was reduced by $315,000, $333,000, and $345,000, respectively, for the amortization of the premium or discount.

All mortgage notes are collateralized by a first mortgage lien on the assets of the respective property as named in the table above. The amount outstanding on the mortgages may be prepaid in full during the entire term with a prepayment penalty on the majority of mortgages held.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (continued)

DECEMBER 31, 2020

The following table presents the Company's annual principal payments on outstanding borrowings for each of the next five years ending December 31, and thereafter (in thousands):

2021	$72,759
2022	39,323
2023	78,282
2024	180,771
2025	103,072
Thereafter	356,743
$830,950

The mortgage notes payable are recourse only with respect to the properties that secure the notes, subject to certain limited standard exceptions, as defined in each mortgage note.  The Company has guaranteed the mortgage notes by executing a guarantee with respect to the properties.  These exceptions are referred to as “carveouts.”  In general, carveouts relate to damages suffered by the lender for a borrower’s failure to pay rents, insurance or condemnation proceeds to lender, failure to pay water, sewer and other public assessments or charges, failure to pay environmental compliance costs or to deliver books and records, in each case as required in the loan documents.  The exceptions also require the Company to guarantee payment of audit costs, lender’s enforcement of its rights under the loan documents and payment of the loan if the borrower voluntarily files for bankruptcy or seeks reorganization, or if a related party of the borrower does so with respect to the subsidiary.

The Company refinanced the loans on Perimeter Circle and Perimeter 5550 during the year ended December 31, 2018.  As a result, $51,000 of loss on extinguishment of debt was included in interest expense on the consolidated statement of operations for the year ended December 31, 2018.

The Company refinanced the loans on South Lamar and Estates at Johns Creek during the year ended December 31, 2019. As a result, approximately $69,000 of loss on extinguishment of debt was included in interest expense on the consolidated statement of operations for the year ended December 31, 2019.  Both refinanced mortgage loans include net worth, liquidity, and debt service coverage ratio covenant.  The Company refinanced the loans on South Lamar and Estates of Johns Creek in January 2021 and are no longer required to be in compliance with these covenants.

On April 15, 2020 the Company refinanced the $66.0 million mortgage loan secured by The Bryant at Yorba Linda. The new loan for $76.0 million matures on April 15, 2027. The refinancing was accounted for as a loan modification.  As a result, approximately $163,000 of fees paid to third parties in the transaction were expensed and are included in interest expense on the consolidated statement of operations.  The mortgage loan includes net worth, liquidity, and debt service coverage ratio covenants.  The Company was in compliance with all covenants related to this loan as of December 31, 2020.

The Company refinanced the loans on Sunset Ridge and Calloway at Las Colinas during the year ended December 31, 2020. The new loans are in the amount of $28.6 million and $51.9 million, respectively.  For Calloway, approximately $64,000 of loss on extinguishment of debt and a prepayment penalty of approximately $323,000 was included in interest expense on the consolidated statement of operations for the year ended December 31, 2020.

Deferred financing costs incurred to obtain financing are amortized over the term of the related debt.  During the years ended December 31, 2020, 2019, and 2018, $1.5 million, $2.3 million, and $1.8 million, respectively, of amortization of deferred financing costs were included in interest expense. Accumulated amortization as of December 31, 2020 and 2019 was $6.3 million and $5.6 million, respectively.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (continued)

DECEMBER 31, 2020

The following table presents the Company's estimated amortization of the existing deferred financing costs for the next five years ending December 31, and thereafter (in thousands):

2021 (1)	$2,908
2022	795
2023	764
2024	584
2025	337
Thereafter	307
$5,695

(1)	Amortization for 2021 includes $2.1 million for loans that were repaid or refinanced in January 2021.

NOTE 13 – LEASES

As the lessee, the Company’s operating leases primarily consist of two commercial office leases, a parking lot lease and office equipment leases.  These operating leases have remaining terms ranging from less than one year to six years.  Some of the leases include options to extend the lease for up to an additional five years.  Only those rental periods reasonably certain to be extended beyond the initial term expiration are included within the calculation of the operating lease liability. As of December 31, 2020, the payments due under the contractually-obligated portion of these leases totaled $3.4 million. The market rate is used for equipment leases, when readily determinable, in calculating the present value of lease payments.  Otherwise, the incremental borrowing rate based on the information available at commencement date is used.  As of December 31, 2020, the weighted average remaining lease term was 5.57 years and the weighted average discount rate was 2.24% for the Company’s operating leases. As of December 31, 2020, the Company included approximately $3.2 million in its consolidated balance sheet for both operating lease right-of-use assets and operating lease liabilities.

The Company’s lease expense related to the parking lot lease for the years ended December 31, 2020 and 2019, was approximately $36,000 and $36,000 respectively, which is included in rental operating expenses in the consolidated statements of operations. The Company’s lease expense related to all other leases for the years ended December 31, 2020 and 2019 was approximately $253,000 and $126,000 respectively, which is included in general and administrative expenses in the consolidated statements of operations.

As a part of the Self-Management Transaction, the Company assumed an office lease in Philadelphia, Pennsylvania (“the Philadelphia office lease”).  The Philadelphia office lease has a remaining six-year term expiring September 2026, and requires current monthly minimum rental payments of $43,971 plus a proportionate share of the utilities, taxes and other operating expenses of the building. The Company acquired leasehold improvements in the Self-Management Transaction of $649,000, included in Prepaid and other assets on the consolidated balance sheet,  which are being depreciated over the remaining lease term.

The following table presents the Company’s annual payments for the operating lease liabilities (including reasonably assured extension periods) for each of the next five 12–month periods ending December 31, and thereafter (in thousands):

2021	$633
2022	583
2023	572
2024	573
2025	586
Thereafter	448
$3,395

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (continued)

DECEMBER 31, 2020

NOTE 14 - ACCUMULATED OTHER COMPREHENSIVE LOSS

The following table presents the changes in each component of the Company's accumulated other comprehensive loss for the years ended December 31, 2020, 2019, and 2018 (dollars in thousands):

Balance, January 1, 2018	$(562)
Reclassification adjustment for realized loss on designated derivatives	203
Unrealized loss on designated derivatives	(115)
Balance, December 31, 2018	(474)
Reclassification adjustment for realized loss on designated derivatives	344
Unrealized loss on designated derivatives	(88)
Balance, December 31, 2019	(218)
Reclassification adjustment for realized loss on designated derivatives	124
Unrealized loss on designated derivatives	(306)
Balance before noncontrolling interest	$(400)
Noncontrolling interest	9
Balance, December 31, 2020	$(391)

NOTE 15 – CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In the ordinary course of its business operations, the Company has ongoing relationships with several related parties.

Relationship with RAI and C-III

Prior to the Self-Management Transaction, the Advisor was an indirect wholly owned subsidiary of RAI.  RAI is a wholly owned subsidiary of C-III and C-III controlled both Resource Real Estate Opportunity Manager, LLC (the “Manager”) and the Advisor.  C-III and its subsidiary own the OP Common and Preferred Units.

On September 8, 2020, the Company entered into a Transitional Services Agreement with C-III, Advisor Contributor and RAI (the “Transitional Services Agreement”), pursuant to which, effective September 8, 2020, C-III provided, or cause to be provided, to the Company and its affiliates and subsidiaries certain services in order to ensure an orderly transition and the continued conduct and operation of the advisory and property management business acquired by the Company in connection with the Self-Management Transaction. In connection with these services, the Company has paid C-III an agreed-upon monthly fee for each service provided, as well as reimbursement of out-of-pocket expenses incurred by C-III and RAI as a result of the provision of these services.  C-III reimbursed the Company for services provided by the Company’s employees to C-III during this period.  In addition, C-III sublet from the Company a portion of the office space in Philadelphia until December 31, 2020.

Insurance.  The Company participates (with other properties directly or indirectly managed by RAI and C-III) only in the catastrophic insurance policy, which covers claims up to $250.0 million, after either a $25,000 or a $100,000 deductible per incident, depending on location and/or type of loss. Therefore, unforeseen or catastrophic losses in excess of the Company's insured limited could have a material adverse effect on the Company's financial condition and operating results.  This policy expired on March 1, 2021 and was replaced with similar coverage in the normal course of business independent of RAI and C-III.

General liability loss policy. The Company participates (with other properties directly managed by RAI) in insurance policies that has an insured and dedicated limit for the general liability of $1,000,000 per occurrence.  Total claims are limited to $2.0 million per premium year.  In excess of these limits, the Company participates (with other properties directly or indirectly managed by RAI and C-III) in a $50.0 million per occurrence excess liability program. Therefore, the total insured limit per occurrence is $51.0 million for the general and excess liability program, after a $25,000 deductible per incident.  This policy expired on March 1, 2021 and was replaced with similar coverage in the normal course of business independent of RAI and C-III.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (continued)

DECEMBER 31, 2020

Internal audit.  Prior to the Self-Management Transaction, RAI performed internal audit services for the Company.

Directors and officers liability insurance. The Company participates in a liability insurance program for directors and officers coverage with other REIT II and REIT III properties.  Prior to the Self-Management Transaction, the Company participated in a liability insurance program for directors and officers coverage with other C-III managed entities and subsidiaries.

Other expenses. The Company utilizes the services of The Planning and Zoning Resource Company, an affiliate of C-III, for zoning reports for acquisitions.

Relationship with the Advisor

As a result of the Self-Management Transaction, the Advisor is an indirect subsidiary of the Company and the Company is self-managed and succeeds to the advisory, asset management and property management arrangements formerly in place for the Company, REIT II and REIT III. As part of the Self-Management Transaction, the Company entered into a series of agreements and amendments to existing agreements as described in Note 1.

In September 2009, the Company entered into an advisory agreement, which has been amended at various times thereafter (the “Advisory Agreement”), pursuant to which the Advisor provides the Company with investment management, administrative and related services.  The Advisory Agreement has a one-year term and may be renewed for an unlimited number of successive one-year terms upon the approval of the conflicts committee of the Company's Board of Directors.  The current term of the Advisory Agreement expires on September 11, 2021.  Under the Advisory Agreement, the Advisor receives fees and is reimbursed for its expenses as set forth below.  Following the Self-Management transaction, the Company is no longer externally advised and these fees will not be paid:

Acquisition fees.  The Company paid the Advisor an acquisition fee of 2.0% of the cost of investments acquired on behalf of the Company, plus any capital expenditure reserves allocated, or the amount funded by the Company to acquire loans, including acquisition expenses and any debt attributable to such investments.

Asset management fees.  The Company pays the Advisor a monthly asset management fee equal to one-twelfth of 1.0% of the higher of the cost or the independently appraised value of each asset, without deduction for depreciation, bad debts or other non-cash reserves.  The asset management fee is based only on the portion of the costs or value attributable to the Company’s investment in an asset if the Company does not own all or a majority of an asset and does not manage or control the asset.

Disposition fees.  The Advisor earned a disposition fee in connection with the sale of a property equal to the lesser of one-half of the aggregate brokerage commission paid, or if none is paid, 2.75% of the contract sales price.

Debt financing fees. The Advisor earned a debt financing fee equal to 0.5% of the amount available under any debt financing obtained for which it provided substantial services.

Expense reimbursements.  The Company also paid directly or reimbursed the Advisor for all of the expenses paid or incurred by the Advisor or its affiliates on behalf of the Company or in connection with the services provided to the Company in relation to its public offering, including its ongoing distribution reinvestment plan offering.

Reimbursements also included expenses the Advisor incurred in connection with providing services to the Company, including the Company’s allocable share of costs for Advisor personnel and overhead, out of pocket expenses incurred in connection with the selection and acquisition of properties or other real estate related debt investments, whether or not the Company ultimately acquires the investment.  However, the Company did not reimburse the Advisor or its affiliates for employee costs in connection with services for which the Advisor earned acquisition or disposition fees.

Following the Self-Management Transaction, the Company, as the indirect owner of the Advisor to REIT II and REIT III, received asset management fees, property management fees and debt financing fees from REIT II and REIT III until the Merger in January 2021.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (continued)

DECEMBER 31, 2020

Relationship with Resource Real Estate Opportunity Manager

The Manager manages the Company's real estate properties and real estate-related debt investments and coordinates the leasing of, and manages construction activities related to, some of the Company’s real estate properties pursuant to the terms of the management agreement with the Manager.  Following the Self-Management Transaction, the Manager is an indirect subsidiary of the Company.

Property management fees. Prior to the Self-Management Transaction, the Manager earned 4.5% of the gross receipts from the Company's properties, provided that for properties that are less than 75% occupied, the manager received a minimum fee for the first 12 months of ownership, for performing certain property management and leasing activities. The Manager subcontracts certain services to an unaffiliated third-party and pays for those services from its property management fee.

Construction management fees. The Manager earned a construction management fee of 5.0% of actual aggregate costs to construct improvements to, or to repair, rehab or reconstruct a property.

Debt servicing fees. The Manager earned a debt servicing fee of 2.75% on payments received from loans held by the Company for investment.

Information technology fees and operating expense reimbursement.  During the ordinary course of business, the Manager or other affiliates of RAI paid certain shared information technology fees and operating expenses on behalf of the Company for which they were reimbursed.

The Company has utilized the services of a printing company, Graphic Images, LLC (“Graphic Images”), whose principal owner is the father of RAI’s Chief Financial Officer.

Relationship with Exantas Capital Corp. (“XAN”)

The Company provides office space and other office-related services to XAN under a sublease that was assigned from RAI which terminates on March 31, 2021.  In addition, three employees of the Company provide internal audit services under an internal audit engagement letter that was assigned from RAI to Resource NewCo LLC, a subsidiary of the Company. Thomas C. Elliott, Chief Financial Officer, is a director of XAN.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (continued)

DECEMBER 31, 2020

The following table presents the Company's amounts payable to and amounts receivable from such related parties (in thousands):

	As of December 31,
	2020	2019
Due from related parties:
RAI and affiliates	$—	$236
REIT II
Management fees	327	—
Operating expense reimbursements	1,588	—
	$1,915	$—
REIT III
Management fees	79	—
Deferred organization and offering costs reimbursements	769	—
	848	—
	$2,763	$236
Due to related parties:
C-III/RAI
Self-Management Transaction consideration	19,125	—
Allocation of income to preferred unit holders	1,120	—
	20,245	—
Advisor (prior to 9/8/2020):
Operating expense reimbursements	—	35
Manager (prior to 9/8/2020):
Property management fees	—	521
Construction management fees	—	119
Other operating expense reimbursements	—	8
	—	648
	$20,245	$683

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (continued)

DECEMBER 31, 2020

The following table presents the Company's fees earned by and expenses paid to such related parties (in thousands):

	For the Years Ended
	December 31,
	2020	2019	2018
Fees earned / expenses paid to related parties:
Advisor (prior to 9/8/2020):
Acquisition costs (1)	$113	$—	$1,697
Asset management fees (2)	8,517	12,498	12,904
Disposition fees (3)	—	453	136
Debt financing fees (4)	43	116	350
Overhead allocation (5)	2,955	3,663	4,467
Internal audit fees (5)	75	108	102
Manager (prior to 9/8/2020):
Property management fees (2)	$4,071	$6,034	$6,229
Construction management fees (6)	298	500	790
Construction payroll reimbursements (6)	—	97	178
Acquisition-related reimbursements (1)	—	—	53
Operating expense reimbursements (7)	—	184	443
Debt servicing fees (2)	1	2	2
REIT II:
Asset management fee income	2,866	—	—
Property management fee income	1,198	—	—
Debt financing fees	184	—	—
Operating expense reimbursements (5)	1,529	—	—
Internal audit (5)	33	—	—
REIT III:
Asset management fee income	705	—	—
Property management fee income	295	—	—
Other:
The Planning & Zoning Resource Company (4)	$—	$2	$2
Graphic Images (5)	—	—	6
C-III/RAI:
Transition services paid to C-III (5)	$182	$—	$—
Transition services paid to the Company (5)	17	—	—
Sublease rent reimbursement (5)	15	—	—
Preferred unit distributions	1,406	—	—
XAN:
Internal audit services	$47	$—	$—
Sublease rent reimbursement (5)	44	—	—

(1)	Acquisition costs are capitalized and included in Rental Properties, net on the consolidated balance sheet.
(2)	Included in Management fees on the consolidated statements of operations and comprehensive income (loss).
(3)	Included in Net gains on dispositions of properties on the consolidated statements of operations and comprehensive income (loss).
(4)	Included in Mortgage notes payable, net on the consolidated balance sheets.
(5)	Included in General and administrative costs on the consolidated statements of operations and comprehensive income (loss).
(6)	Capitalized and included in Rental Properties, net on the consolidated balance sheets.
(7)	Included in Rental operating expenses on the consolidated statements of operations and comprehensive income (loss).

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (continued)

DECEMBER 31, 2020

NOTE 16 – EQUITY

Preferred Stock

The Company’s charter authorizes the Company to issue 10.0 million shares of its $0.01 par value preferred stock.  As of December 31, 2020 and 2019, no shares of preferred stock were issued and outstanding.

Common Stock

As of December 31, 2020, the Company had an aggregate of 70,309,862 shares of its $0.01 par value common stock outstanding as follows (dollars in thousands):

	Shares	Gross Proceeds
Shares issued through private offering	1,263,727	$12,582
Shares issued through primary public offering (1)	62,485,461	622,077
Shares issued through stock distributions	2,132,266	—
Shares issued through distribution reinvestment plan	17,018,612	175,019
Restricted shares issued to employees	645,526	—
Shares issued in conjunction with the Advisor's initial investment, net of 4,500 share conversion (2)	15,500	155
Total	83,561,092	$809,833
Shares redeemed and retired	(13,251,230)
Total shares issued and outstanding as of December 31, 2020	70,309,862

(1)	Includes 276,056 shares issued by the Advisor.
(2)	As part of the Self-Management Transaction on September 8, 2020, these shares were transferred by the Advisor.

Convertible Stock

As of December 31, 2020 and 2019, the Company had 49,941 of $0.01 par value convertible stock outstanding.  RAI owned 30,273 shares, affiliated persons owned 18,790 shares and outside investors owned 878 shares at December 31, 2020.  The convertible stock would have converted into shares of the Company’s common stock upon the occurrence of certain events.  As of December 31, 2020, no Triggering Event has occurred or was probable to occur.  Upon the closing of the Merger, each share of REIT I Convertible Stock converted into the right to receive $0.02 in cash (without interest).

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (continued)

DECEMBER 31, 2020

Redemption of Securities

During the year ended December 31, 2020, the Company redeemed shares of its outstanding common stock as follows (in thousands, except per share data):

Period	Total Number of Shares Redeemed	Average Price Paid per Share
January 2020	—	—
February 2020	—	—
March 2020	27,769	$10.83
April 2020	—	—
May 2020	—	—
June 2020	106,531	$11.10
July 2020	—	—
August 2020	—	—
September 2020	—	—
October 2020	—	—
November 2020	—	—
December 2020	255,546	$11.10
389,846

Prior to the Merger, the Company would not redeem in excess of 5% of the weighted-average number of shares outstanding during the 12-month period immediately prior to the effective date of redemption.  The Company's Board of Directors determined at least quarterly whether it had sufficient excess cash to repurchase shares. Generally, the cash available for redemptions was limited to proceeds from the Company's distribution reinvestment plan plus, if the Company had positive operating cash flow from the previous fiscal year, 1% of all operating cash flow from the previous year.  These limitations applied to all redemptions, including redemptions sought upon a stockholder's death, qualifying disability or confinement to a long-term care facility (collectively, “special redemptions”).

In March 20, 2020, the share redemption program was suspended except for special redemptions. On September 8, 2020, the share redemption program was fully suspended in connection with signing the Merger Agreement and subsequently resumed with respect to special redemptions on October 22, 2020.  While the partial suspension of the share redemption program was in effect, the Company only accepted requests for redemption in connection with a special redemption and all other pending or new requests were not be honored or retained, and were cancelled.

Prior to the Merger, the Company's Board of Directors, in its sole discretion, may suspend, terminate or amend the Company's share redemption program without stockholder approval upon 30 days' notice if it determines that such suspension, termination or amendment is in the Company's best interest. The Company's Board may also reduce the number of shares purchased under the share redemption program if it determines the funds otherwise available to fund the Company's share redemption program are needed for other purposes.

Additional Repurchases of Securities

To address a ministerial error in connection with the issuance of securities pursuant to the Company’s distribution reinvestment plan during the period from June 8, 2017 through June 28, 2019 in certain jurisdictions, the Company repurchased 33,415 shares at an average price of $10.83 per share, during the year ended December 31, 2019 pursuant to a rescission right available to investors in such jurisdictions.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (continued)

DECEMBER 31, 2020

Distributions

For the year ended December 31, 2020, the Company paid aggregate distributions of $10.4 million, including $4.4 million of distributions paid in cash and $6.1 million of distributions reinvested in shares of common stock through the Company's distribution reinvestment plan, as follows (in thousands, except per share data):

Record Date	Per Common Share	Distribution Date	Distributions Reinvested in Shares of Common Stock	Net Cash Distributions	Total Aggregate Distributions
January 30, 2020	$0.05	January 31, 2020	$2,033	$1,440	$3,473
February 27, 2020	0.05	February 28, 2020	2,027	1,456	3,483
March 30, 2020	0.05	March 31, 2020	2,025	1,468	3,493
	$0.15		$6,085	$4,364	$10,449

Since its formation, the Company has declared a total of seven quarterly stock distributions of 0.015 shares each, two quarterly stock distributions of 0.0075 shares each, one quarterly stock distribution of 0.00585 shares each, and two quarterly stock distributions of 0.005 shares each of its common stock outstanding.

The Company announced on March 30, 2020 that it was suspending distributions as of April 1, 2020 in order to preserve cash and offset any impact to the Company’s liquidity that may occur as a result of the COVID-19 pandemic on its operations.

Share-Based Compensation

On September 8, 2020, the board of directors of the Company adopted the Resource Real Estate Opportunity REIT, Inc. 2020 Long-Term Incentive Plan (the “2020 LTIP”).  The purpose of the 2020 LTIP is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain, and reward certain eligible persons performing services for the Company and by motivating such persons to contribute to the growth and profitability of the Company. The 2020 LTIP allows for grants to the Company’s employees, consultants, and directors of stock options (non-statutory and incentive), restricted stock awards, stock appreciation rights, restricted stock units, performance shares, performance units, cash-based awards, and other stock-based awards. The maximum aggregate number of shares of common stock of the Company that may be issued pursuant to awards granted under the 2020 LTIP is 3.5 million shares.

As a part of the Self-Management Transaction, officers and certain employees of the Company were granted awards of restricted stock of the Company (“REIT I Restricted Stock”) pursuant to the 2020 LTIP in the aggregate amount of 645,526 shares. The fair value of the shares granted were estimated to be $10.96 per share.  Of the awards granted, 636,402 shares of REIT I Restricted Stock are performance-based awards and 40% vested and were expensed in conjunction with the closing of the Merger in January 2021; and 60% will vest upon the completion of an initial public offering or a liquidity event in the future. Unrecognized compensation cost of performance-based awards at December 31, 2020 was $7.0 million, of which $2.8 million was be expensed in conjunction with the closing of the Merger in January 2021.  The remaining 9,124 shares of REIT I Restricted Stock granted are time-based awards and will vest ratably over a three-year period. The Company recorded compensation expense in the twelve months ended December 31, 2020 related to the time-based awards of $10,370 and unrecognized compensation cost at December 31, 2020 was $89,630.  Dividends on the performance-based awards of REIT I Restricted Stock will not be paid but will be accrued over the vesting period and are forfeited upon termination.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (continued)

DECEMBER 31, 2020

Restricted stock	Performance based awards	Weighted average Grant Date Fair Value	Time-Based service awards	Weighted average Grant Date Fair Value
Unvested shares as of December 31, 2019	—	—	—	—
Granted	636,402	$10.96	9,124	$10.96
Unvested as of December 31, 2020	636,402		9,124

Noncontrolling Interests

Noncontrolling interests represent limited partnership interests in the Operating Partnership, or OP Units, in which the Company is the general partner. General partnership units and limited partnership units of the Operating Partnership were issued as part of the initial capitalization of the Operating Partnership.  OP I Common and OP I Preferred units were issued as part of the Self-Management Transaction as discussed in Note 1.

As of December 31, 2020, noncontrolling interests were approximately 8.5% of total units outstanding. Net income (loss) is allocated to holders of OP Units based upon the ratio of their holdings to total Units outstanding during the period.  The Company has evaluated the terms of the limited partnership interests in the Operating Partnership and as a result, has classified limited partnership interests issued in the Self-Management Transaction as noncontrolling interests, which are presented as a component of permanent equity.

The Company evaluates individual noncontrolling interests for the ability to recognize the noncontrolling interest as permanent equity on the consolidated balance sheets at the time such interests are issued and on a continual basis. Any noncontrolling interest that fails to qualify as permanent equity are reclassified as temporary equity and adjusted to the greater of (a) the carrying amount or (b) its redemption value as of the end of the period in which the determination is made.  No reclassifications occurred during the twelve months ended December 31, 2020.

The following summarizes the activity for noncontrolling interests related to the issuance of operating partnership units in the Self-Management Transaction for the twelve months ended December 31, 2020 (in thousands):

For the Years Ended
December 31,
2020
Balance, January 1, 2020	$—
Issuance of operating partnership units	128,200
Allocation of income to preferred unit holders	(101)
Net loss	(279)
Other comprehensive loss	(9)
Balance, December 31, 2020	$127,811

NOTE 17 – FAIR VALUE MEASURES AND DISCLOSURES

In analyzing the fair value of its investments accounted for on a fair value basis, the Company follows the fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  The Company determines fair value based on quoted prices when available or, if quoted prices are not available, through the use of alternative approaches, such as discounting the expected cash flows using market interest rates commensurate with the credit quality and duration of the investment.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (continued)

DECEMBER 31, 2020

The fair value of cash, restricted cash, tenant receivables and accounts payable, approximate their carrying value due to their short nature.  The hierarchy followed defines three levels of inputs that may be used to measure fair value:

Level 1 - Quoted prices in active markets for identical assets and liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset and liability or can be corroborated with observable market data for substantially the entire contractual term of the asset or liability.

Level 3 - Unobservable inputs that reflect the entity’s own assumptions about the assumptions that market participants would use in the pricing of the asset or liability and are consequently not based on market activity, but rather through particular valuation techniques.

The determination of where an asset or liability falls in the hierarchy requires significant judgment.  The Company evaluates its hierarchy disclosures each quarter; depending on various factors, it is possible that an asset or liability may be classified differently from quarter to quarter.  However, the Company expects that changes in classifications between levels will be rare.

Derivatives (interest rate caps), which are reported at fair value in the consolidated balance sheets, are valued by a third-party pricing agent using an income approach with models that use, as their primary inputs, readily observable market parameters.  This valuation process considers factors including interest rate yield curves, time value, credit and volatility factors. (Level 2)

The following table presents information about the Company's assets measured at fair value on a recurring basis and indicates the fair value hierarchy of the valuation techniques utilized by the Company to determine such fair value (in thousands):

	Level 1	Level 2	Level 3	Total
December 31, 2020
Assets:
Interest rate caps	$—	$62	$—	$62
	$—	$62	$—	$62
December 31, 2019
Assets:
Interest rate caps	$—	$20	$—	$20
	$—	$20	$—	$20

The following table presents the carrying amount and estimated fair value of the Company’s loan held for investment, net, and mortgage notes payable-outstanding borrowings (in thousands):

	December 31, 2020		December 31, 2019
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Loan held for investment, net	$—	$—	$809	$938
Mortgage notes payable- outstanding borrowings	$(830,950)	$(822,859)	$(804,903)	$(790,413)

The fair value of the loan held for investment, net was estimated using rates available to the Company for debt with similar terms and remaining maturities. (Level 3)

The carrying amount of the mortgage notes payable presented is the outstanding borrowings excluding premium or discount and deferred finance costs, net. The fair value of the mortgage notes payable was estimated using rates available to the Company for debt with similar terms and remaining maturities. (Level 3)

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (continued)

DECEMBER 31, 2020

NOTE 18 – DERIVATIVES AND HEDGING ACTIVITIES

Risk Management Objective of Using Derivatives

The Company is exposed to certain risks arising from both its business operations and economic conditions.  The Company principally manages its exposures to a wide variety of business and operational risks through management of its core business activities. The Company manages economic risks, including interest rate, liquidity, and credit risk primarily by managing the amount, sources, and duration of its debt funding and the use of derivative financial instruments.  Specifically, the Company enters into derivative financial instruments to manage exposures that arise from business activities that result in the receipt or payment of future known and uncertain cash amounts, the value of which are determined by interest rates.  The Company’s derivative financial instruments are used to manage differences in the amount, timing, and duration of the Company’s known or expected cash receipts and its known or expected cash payments principally related to the Company’s investments and borrowings.

As a condition to certain of the Company’s financing facilities, from time to time the Company may be required to enter into certain derivative transactions as may be required by the lender.  These transactions would generally be in line with the Company’s own risk management objectives and also serve to protect the lender.

Cash Flow Hedges of Interest Rate Risk

The Company’s objectives in using interest rate derivatives are to add stability to interest expense and to manage its exposure to interest rate movements. To accomplish this objective, the Company entered into a total of 21 interest rate caps that were designated as cash flow hedges.  Interest rate caps designated as cash flow hedges involve the receipt of variable amounts from a counterparty if interest rates rise above the strike rate on the contract in exchange for an up-front premium.

The effective portion of changes in the fair value of derivatives designated and that qualify as cash flow hedges is recorded in accumulated other comprehensive income and is subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. During the years ended December 31, 2020 and 2019, such derivatives were used to hedge the variable cash flows, indexed to USD-LIBOR, associated with existing variable-rate loan agreements.  The ineffective portion of the change in fair value of the derivatives is recognized directly in earnings. During the years ended December 31, 2020 and December 31, 2019 the Company recorded expenses of $124,000 and $344,000, respectively, due to amortization of premiums paid for interest rate caps.

Amounts reported in accumulated other comprehensive income related to derivatives will be reclassified to interest expense as interest payments are made on the Company’s variable-rate debt. At December 31, 2020, the Company estimates that an additional $103,399 will be reclassified as an increase to interest expense over the next 12 months.

The following table presents the Company’s outstanding interest rate derivatives that were designated as cash flow hedges of interest rate risk as of December 31, 2020 (dollars in thousands):

	Interest Rate Derivative	Number of Instruments	Notional	Maturity Dates
December 31, 2020	Interest Rate Caps	22	$677,238	May 1, 2021 to January 1, 2025
December 31, 2019	Interest Rate Caps	21	$576,727	January 1, 2020 to April 1, 2023

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (continued)

DECEMBER 31, 2020

Tabular Disclosure of Fair Values of Derivative Instruments on the Balance Sheet

The following table presents the fair value of the Company’s derivative financial instruments on the consolidated balance sheets as of December 31, 2020 and 2019 (in thousands):

Asset Derivatives				Liability Derivatives
December 31, 2020		December 31, 2019		December 31, 2020		December 31, 2019
Balance Sheet	Fair Value	Balance Sheet	Fair Value	Balance Sheet	Fair Value	Balance Sheet	Fair Value
Prepaid expenses and other assets	$62	Prepaid expenses and other assets	$20	—	$—	—	$—

NOTE 19 – BENEFIT PLAN

As of December 2020, the Company sponsors a defined contribution 401(k) plan to provide retirement benefits for employees that meet minimum employment criteria. The Company currently matches 100% of the first 3% of employee contributions and 50% of the next 2% of employee contributions. Employer matching contributions vest immediately upon contribution to the plan.  The Company recognized $36,000 of expense for the year ended December 31, 2020 for employer matching contributions.

NOTE 20 – INSURANCE PROCEEDS IN EXCESS OF COST BASIS

For the year ended December 31, 2020, there were $168,000 of insurance proceeds in excess of cost basis included on the consolidated statements of operations and comprehensive loss.  The Company received approximately $847,000 of proceeds from insurers, net of expenses, largely due to incidents that occurred at South Lamar Village and Verona Apartment Homes in late 2019 and early 2020.

For the year ended December 31, 2019, there were $570,000 of insurance proceeds in excess of cost basis included on the consolidated statements of operations and comprehensive income (loss).  The Company received approximately $611,000 of proceeds from insurers, net of expenses, largely due to incidents that occurred in 2018 at The Westside Apartments and Calloway at Las Colinas.

For the year ended December 31, 2018, there were $515,000 of insurance proceeds in excess of cost basis included on the consolidated statements of operations and comprehensive income (loss).  The Company received $466,000 of proceeds from insurers, net of expenses, largely due to incidents that occurred in 2017 at Williamsburg, Meridian Pointe, Evergreen at Coursey, Aston at Cinco Ranch, Providence in the Park, and Terraces at Lake Mary and $49,000 from insurers, net of expenses, related to an April 2018 fire at The Westside Apartments.

NOTE 21 – QUARTERLY FINANCIAL DATA (UNAUDITED)

The following tables present the Company's operating results by quarter (in thousands, except share data):

Quarterly Results for 2020	March 31	June 30	September 30	December 31
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$33,376	$32,991	$34,249	$37,922
Net loss	(8,821)	(6,497)	(7,549)	(1,266)
Net loss attributable to common stockholders	(8,821)	(6,497)	(7,658)	(2,183)
Basic and diluted net loss per common share	$(0.13)	$(0.09)	$(0.11)	$(0.03)

Quarterly Results for 2019	March 31	June 30	September 30	December 31
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$34,972	$33,559	$33,540	$33,474
Net income (loss)	23,181	(9,807)	(9,641)	(5,480)
Net income (loss) attributable to common stockholders	23,181	(9,807)	(9,641)	(5,480)
Basic and diluted net income (loss) per common share	$0.33	$(0.14)	$(0.14)	$(0.07)

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (continued)

DECEMBER 31, 2020

NOTE 22 – SUBSEQUENT EVENTS

As disclosed in Note 1, on January 28, 2021, the Company merged with and into Merger Sub, with Merger Sub surviving as a direct wholly owned subsidiary of Resource REIT, Inc. and OP I merged with and into OP II, with OP II surviving. At such time, in accordance with the applicable provisions of the Maryland General Corporation Law, the Maryland Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act, the separate existence of both the Company and OP I ceased.

On January 28, 2021, subsidiaries of the Resource REIT (collectively, “Borrower”) entered into a structured credit facility transaction with CBRE Multifamily Capital, Inc. for delivery of loans and/or advances to Fannie Mae (the “Facility”) for a term of 15 years (the “Facility Termination Date”). Pursuant to the terms of the loan documents for the Facility, the lender agreed to make fixed advances and variable advances to Borrower during the term of the Facility provided that Borrower satisfies certain customary conditions as set forth in the Facility loan documents (the “Loan Documents”), including debt service coverage tests and loan-to-value tests. The fixed advances in the Facility may have terms not less than five or more than 15 years from the closing of such advance and variable advances in the Facility may have terms not less than five or more than 10 years from the closing of such advance. All advances must have maturity dates that do not exceed the Facility Termination Date. Borrower has the option to convert variable advances to fixed advances beginning on the first day of the second year of the variable advance term and ending seven years prior to the Facility Termination Date, subject to the satisfaction of customary requirements set forth in the Loan Documents.

The Facility is non-recourse to the Borrower except for the customary exceptions to non-recourse provisions of the Loan Documents (“carve-outs”). The Borrower’s obligations for the carve-outs are guaranteed solely by the Borrowers. The Company is the key principal under the Facility and as such must continue to indirectly own an interest in each Borrower and is subject to certain transfer restrictions with respect to its ownership interest in each Borrower as provided in the Loan Documents. In addition, the Facility contains customary representations and warranties, financial and other covenants, events of default and remedies typical for this type of facility.

The initial advance of $495.2 million under the Facility occurred on January 28, 2021 and is secured by the following twelve multifamily properties located in Arizona, Colorado, Georgia, Oregon and Texas (including five loans formerly held by REIT II): Estates at Johns Creek, Heritage Pointe, Providence in the Park, South Lamar Village, Verona Apartments, Westside, 81 Fifty at West Hills, Adair off Addison I & II, Montclair Terrace, Palmer at Las Colinas, and Uptown Buckhead. The proceeds from the initial advance were used to refinance or pay off $462 million of the Company’s debt. Additional information about the initial advance is as follows:

Advance	Loan Amount	Term (years)	Interest Only	Total Rate	Payments
Fixed Advance 1	$235,205,000	10	Yes	2.79	Monthly
Fixed Advance 2	$235,205,000	7	Yes	2.62	Monthly
Variable Advance 1	$24,760,000	10	Yes	2.15	Monthly

The Company has evaluated subsequent events and determined that no events have occurred, other than those disclosed above, which would require an adjustment to or additional disclosure in the consolidated financial statements.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the financial statements of Resource Real Estate Opportunity REIT, Inc. (“REIT I”) and notes thereto appearing elsewhere in this report.  Statements contained in this “Management's Discussion and Analysis of Financial Condition and Results of Operations” that are not historical facts may be forward-looking statements.  See also “Forward-Looking Statements”.

We have omitted discussion of the earliest of the three years covered by our consolidated financial statements presented in this report because that disclosure was previously included in our Annual Report on Form 10-K for fiscal 2019, filed with the SEC on March 20, 2020. You are encouraged to reference Part II, Item 7, within that report, for a discussion of our financial condition and result of operations for fiscal 2018 compared to fiscal 2019.

Overview

We were formed on June 3, 2009.  Resource Real Estate Opportunity Advisor, LLC (the “Advisor”), formerly an indirect wholly-owned subsidiary of Resource America, Inc. (“RAI”) had been engaged to manage our day-to-day operations.  RAI is a wholly-owned subsidiary of C-III Capital Partners LLC ("C-III"), a leading commercial real estate investment management and services company engaged in a broad range of activities. Prior to September 8, 2020, C-III controlled our Advisor and Resource Real Estate Opportunity Manager, LLC (the "Manager"), our property manager. C-III also controls all of the shares of common stock previously held by the Advisor.

We have acquired a diversified portfolio of U.S. commercial real estate and real estate-related debt. Our portfolio consists of commercial real estate assets, principally (i) multifamily rental properties purchased as non-performing or distressed loans or as real estate owned by financial institutions and (ii) multifamily rental properties to which we have added value with a capital infusion (referred to as “value add properties”).  However, we are not limited in the types of real estate and real estate-related assets in which we may invest or whether we may invest in equity or debt secured by real estate and, accordingly, we may invest in other real estate assets or debt secured by real estate assets.  The primary portion of our initial public offering commenced on June 16, 2010 and closed on December 13, 2013.

On September 8, 2020, we entered into a transaction (the “Self-Management Transaction”) with Resource PM Holdings LLC (“PM Holdings”), Resource NewCo LLC (“Advisor Holdings”), C-III, RRE Legacy Co, LLC (formerly known as Resource Real Estate, LLC) (“Advisor Contributor” or “Resource Real Estate”) and RAI, pursuant to which C-III and RAI contributed to us all of the membership interests in PM Holdings and Advisor Holdings, respectively, and certain assets related to the business of PM Holdings and Advisor Holdings, respectively, in exchange for 6,158,759 REIT I OP Common Units (“OP I Common units”), 319,965 REIT I OP Series A Preferred Units (“Op I Preferred Units”)(with a face value of $67.5 million), and the right to receive certain deferred payments having the aggregate value of $27.0 million.  As a result of the Self-Management Transaction, we are now self-managed and have succeeded to the advisory, asset management and property management arrangements formerly in place for us, Resource Real Estate Opportunity REIT II, Inc., or REIT II and Resource Apartment REIT III, Inc., or REIT III.

On September 8, 2020, we, REIT II, RRE Opportunity OP II, LP, REIT II’s operating partnership (“REIT II OP” or “OP II”), REIT I OP, and Revolution I Merger Sub, LLC, a wholly owned subsidiary of REIT II (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement” pursuant to which REIT I was to be merged with and into Merger Sub, with Merger Sub surviving as a direct wholly owned subsidiary of REIT II, in a stock-for-stock business combination (the“REIT I Company Merger”).

On January 26, 2021, at a special meeting of our stockholders, our stockholders approved Articles of Amendment to our charter (the “Articles of Amendment”) to remove certain provisions related to “Roll-Up Transactions” (and the associated definitions) from our charter in connection with the REIT I Company Merger. On January 27, 2021, we filed the Articles of Amendment with the State Department of Assessments and Taxation of Maryland, and the Articles of Amendment became effective upon filing.

On January 28, 2021, we merged with and into Merger Sub, with Merger Sub surviving as a direct wholly owned subsidiary of Resource REIT, Inc. (the “Company Merger”) and OP I merged with and into OP II, with OP II surviving (the “Partnership Merger” and, together with the Company Merger, the “Merger”). At such time, in accordance with the applicable provisions of the Maryland General Corporation Law, the Maryland Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act, the separate existence of both the Company and OP I ceased.

At the effective time of the Company Merger, (i) each issued and outstanding share of our common stock (or a fraction thereof), $0.01 par value per share (“REIT I Common Stock”), converted into 1.22423 shares of Resource REIT’s common stock, $0.01 par value per share (“Resource REIT Common Stock”) and (ii) each issued and outstanding share of our convertible stock,

$0.01 par value per share (“REIT I Convertible Stock”), converted into the right to receive $0.02 in cash, without interest.

At the effective time of the Partnership Merger, (i) each common unit of partnership interests in OP I outstanding immediately prior to the effective time of the Partnership Merger converted into the right to receive 1.22423 common units of partnership interest in OP II and (ii) each Series A Cumulative Participating Redeemable Preferred Unit in OP I issued and outstanding immediately prior to the effective time of the Partnership Merger converted into the right to receive one Series A Cumulative Participating Redeemable Preferred Unit in OP II.

The combined company after the Merger will be known as “Resource REIT, Inc.” The Merger is intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code of 1986, as amended.

As a result of and at the effective time of the Merger, (i) holders of REIT I Common Stock immediately prior to such time ceased having any rights as our stockholders (other than their right to receive 1.22423 shares of Resource REIT Common Stock per share under the Merger Agreement) and (ii) holders of REIT I Convertible Stock immediately prior to such time ceased having any rights as our stockholders (other than their right to receive $0.02 in cash, without interest, under the Merger Agreement).

Results of Operations

As of December 31, 2020, we owned interests in a total of 28 multifamily properties.  Since our inception, we have acquired interests in 54 multifamily properties.  As of December 31, 2020, we had sold our interests in 26 of these properties.

Through December 31, 2020, the COVID-19 pandemic has not materially impacted our operating results; however, we have experienced some reductions in revenue during the year as a result of waiving late fees, increase in bad debt expense and the suspension of evictions at our properties. During the three months ended December 31, 2020, we had received rent payments equal to approximately 95.9% of the collectable rental income for the period as compared to March 2020 collections of 97.0%. We expect that as the impact of COVID-19 continues to be felt, the COVID-19 outbreak will adversely affect our business, financial condition, results of operations and cash flows going forward, including but not limited to, rental revenues and leasing activity, in ways that may vary widely depending on the duration and magnitude of the COVID-19 pandemic and ensuing economic turmoil, as well as numerous factors, many of which are outside of our control.

The following table sets forth the results of our operations (in thousands):

	For the Years Ended
	December 31,
	2020	2019	2018
Revenues:
Rental income	$133,242	$135,171	$139,076
Property management fee income - related parties	1,493	—	—
Asset management fee income - related parties	3,571	—	—
Internal audit revenue	47	—	—
Other income	185	—	—
Total revenues	138,538	135,171	139,076
Expenses:
Rental operating - expenses	26,958	25,954	29,610
Rental operating - payroll	12,325	13,047	13,947
Rental operating - real estate taxes	17,210	17,036	16,594
Subtotal - Rental operating expenses	56,493	56,037	60,151
Acquisition costs	113	—	10
Property management fees - third party	2,023	—	—
Management fees - related party	12,589	18,534	19,135
Transaction costs	2,282	—	—
General and administrative	12,027	9,838	10,794
Loss on disposal of assets	656	541	796
Depreciation and amortization expense	51,460	53,814	58,732
Total expenses	137,643	138,764	149,618
Income (loss) before net gains on dispositions	895	(3,593)	(10,542)
Net gains on dispositions of properties	—	38,810	15,539
Income before other income (expense)	895	35,217	4,997
Other income (expense):
Interest expense	(25,723)	(37,908)	(36,415)
Interest and dividend income	217	374	329
Gain on sale of land easement	310	—	—
Insurance proceeds in excess of cost basis	168	570	515
Total other income (expense)	(25,028)	(36,964)	(35,571)
Net loss	$(24,133)	$(1,747)	$(30,574)

Year Ended December 31, 2020 Compared to the Year Ended December 31, 2019

The following table presents the results of operations separated into three categories: the results of operations of the 28 properties and one performing loan that we owned for the entirety of both periods presented, properties purchased or sold during either of the periods presented, and company level activity for the years ended December 31, 2020 and 2019 (in thousands):

	For the year ended				For the year ended
	December 31, 2020				December 31, 2019
	Properties owned both periods	Properties purchased/sold during either period	Company level	Total	Properties owned both periods	Properties purchased/sold during either period	Company level	Total
Revenues:
Minimum rents	$123,817	$42	$—	$123,859	$122,025	$3,050	$—	$125,075
Utility income	7,619	—	—	7,619	7,427	509	—	7,936
Other ancillary fees	1,764	—	—	1,764	2,070	90	—	2,160
Rental income	133,200	42	—	133,242	131,522	3,649	—	135,171
Property management fee income	—	—	1,493	1,493	—	—	—	—
Asset Management Fee Income	—	—	3,571	3,571	—	—	—	—
Internal audit revenue	—	—	47	47	—	—	—	—
Other Income	—	—	185	185	—	—	—	—
Total revenues	133,200	42	5,296	138,538	131,522	3,649	—	135,171
Expenses:
Rental operating - expenses	27,112	(154)	—	26,958	24,782	1,148	24	25,954
Rental operating - payroll	12,323	2	—	12,325	12,451	596	—	13,047
Rental operating - real estate taxes	17,210	—	—	17,210	16,750	286	—	17,036
Subtotal - Rental operating expenses	56,645	(152)	—	56,493	53,983	2,030	24	56,037
Acquisition costs	113	—	—	113	—	—	—	—
Property management fees - third party	1,135	—	888	2,023	—	—	—	—
Management fees - related party	4,069	1	8,519	12,589	5,882	151	12,501	18,534
Transaction costs	—	—	2,282	2,282	—	—	—	—
General and administrative	4,062	3	7,962	12,027	3,598	207	6,033	9,838
Loss on disposal of assets	656	—	—	656	531	10	—	541
Depreciation and amortization expense	51,420	—	40	51,460	53,166	648	—	53,814
Total expenses	118,100	(148)	19,691	137,643	117,160	3,046	18,558	138,764
Income (loss) before net gains on dispositions	15,100	190	(14,395)	895	14,362	603	(18,558)	(3,593)
Net gains on dispositions of properties	—	—	—	—	—	38,810	—	38,810
Income (loss) before other income (expense)	15,100	190	(14,395)	895	14,362	39,413	(18,558)	35,217
Other income (expense):
Interest expense	(25,723)	—	—	(25,723)	(35,467)	(2,439)	(2)	(37,908)
Interest income	179	—	38	217	210	3	161	374
Gain on sale of land easement	310	—	—	310	—	—	—	—
Insurance proceeds in excess of cost basis	168	—	—	168	532	38	—	570
Total other income (expense)	(25,066)	—	38	(25,028)	(34,725)	(2,398)	159	(36,964)
Net (loss) income	$(9,966)	$190	$(14,357)	$(24,133)	$(20,363)	$37,015	$(18,399)	$(1,747)

Revenues:  Minimum rents on the 28 properties that we owned both periods increased by $1.8 million during the year ended December 31, 2020 as compared to the year ended December 31, 2019. The increase is primarily due to the implementation of our investment strategy to increase monthly rental income and occupancy rates after renovating and stabilizing operations, offset by the impact of COVID-19 and was primarily comprised of:

Multifamily Community	Rental Increase / Decrease (in thousands)	Change in Occupancy	Change in Effective Monthly Revenue Per Unit (in dollars)
Heritage Pointe	$685	1.58%	$114
Courtney Meadows Apartments	207	2.56%	34
Trailpoint at The Woodlands	197	2.97%	31
Village of Bonita Glen	185	(0.54)%	65
Terraces at Lake Mary	182	1.13%	42
Evergreen at Coursey Place	147	4.52%	(11)
Meridian Pointe	121	0.53%	24
Aston at Cinco Ranch	104	1.34%	21
Pines of York	103	0.10%	35
Providence in the Park	89	(0.89)%	27
Calloway at Las Colinas	(101)	(1.33)%	-
Skyview Apartment Homes	(167)	(3.51)%	(17)
All other, net	40	(1.02)%	16
	$1,792

Rental revenue is reduced by bad debt expense of $1.6 million for the year ended December 31, 2020 as compared to $724,000 for the year ended December 31, 2019.

We recorded asset and property management fee revenue and debt financing fees from REIT II and REIT III for the period September 9, 2020 through December 31, 2020 of $5.2 million due to the Self-Management Transaction.

Expenses:  Our total rental operating expense for the 28 properties owned during both the year ended December 31, 2020 and the year ended December 31, 2019 increased by $2.7 million, largely driven by a $775,000 increase in insurance, $586,000 increase in utilities and $460,000 increase in real estate taxes due to higher property assessments.  Our property insurance rates increased by 21% due to both weather-related losses sustained in our portfolio in previous years as well an increase in insured building values.

Transaction costs of $2.3 million were expensed in connection with the Self-Management Transaction during the twelve months ended December 31, 2020.

As a part of the Self-Management Transaction, management fees decreased by $5.9 million due to the elimination of related party fees for the period after September 8, 2020.  This elimination of management fees is partially offset by a $2.0 increase in fees paid to our third-party property manager to manage our properties as well as those of REIT II and REIT III which would have previously been paid by the external advisors to REIT II and REIT III.

General and administrative expenses increased by $2.2 million for the year ended December 31, 2020 as compared to the year ended December 31, 2019 primarily due a $2.1 million increase in payroll related expenses connected to the Self-Management Transaction.

Depreciation decreased by $1.7 million on properties owned during both the years ended December 31, 2020 and December 31, 2019, comprised of a $3.0 million reduction of depreciation on renovated properties purchased prior to 2015 offset by $1.3 million increase of depreciation on properties still in their renovation stage.

Net gains on dispositions of properties and joint venture interests decreased by $38.8 million due to the sale of no properties during the year ended December 31, 2020 as compared to the sale of two properties during the year ended December 31, 2019, as follows (in thousands):

Multifamily Community	Location	Sale Date	Contract Sales price	Net Gains on Dispositions of Properties
2019 Dispositions:
Williamsburg	Cincinnati, OH	March 8, 2019	$70,000	$34,575
Pinehurst	Kansas City, MO	December 20, 2019	$12,310	$4,235
			$82,310	$38,810

Interest expense decreased by $9.7 million on properties owned for both periods for the year ended December 31, 2020 as compared to the year ended December 31,2019 due largely to the 1.6% reduction in LIBOR.

Liquidity and Capital Resources

We had derived the capital required to purchase real estate investments and conduct our operations from the proceeds of our private and public offerings, secured financings from banks or other lenders, proceeds from the sale of assets, and cash flows generated from our operations.

We initially allocated a portion of the funds we raised in our initial public offering to preserve capital for our investors by supporting the maintenance and viability of the properties we have acquired and those properties that we may acquire in the future.  If these allocated amounts and any other available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating our investment in one or more properties, debt investments or other assets we may hold.  We cannot assure you that we will be able to access additional funds upon acceptable terms when we need them.

Capital Expenditures

We deployed a total of $11.3 million during the year ended December 31, 2020 for capital expenditures.  We expect capital expenditures to be reduced in future periods as we have temporarily suspended certain capital improvement projects at our properties in order to both preserve cash and offset any impact to our liquidity that may occur as a result of the COVID-19 pandemic. The properties in which we deployed the most capital during the year ended December 31, 2020 are listed separately and the capital expenditures made on all other properties are aggregated in "All other properties" below (in thousands):

Multifamily Community	Capital deployed during the year ended December 31, 2020	Remaining capital budgeted
Vista Apartment Homes	$1,620	$316
Calloway at Las Colinas	1,581	2,540
The Westside Apartments	968	275
Heritage Pointe	548	986
Skyview Apartment Homes	527	528
The Bryant at Yorba Linda	508	987
Providence in the Park	437	1,423
Maxwell Townhomes	430	401
Terraces at Lake Mary	414	1,361
Addison at Sandy Springs	404	839
All other properties	3,860	10,780
	$11,297	$20,435

Initial Public Offering

The primary portion of our initial public offering closed on December 13, 2013.  On December 26, 2013, the unsold primary offering shares were deregistered and, on December 30, 2013, the registration of the shares issuable pursuant to the distribution reinvestment plan was continued pursuant to a Registration Statement on Form S-3.  A new Registration Statement on Form S-3 was filed in May 2016 to continue the distribution reinvestment plan offering. Prior to the Merger, our distribution reinvestment plan offering of up to $120.0 million of shares of common stock pursuant to which our stockholders may have elected to have distributions reinvested in additional shares at 95% of our current estimated value per share remained open; however, our Board of Directors had suspended distributions as of April 1, 2020, and we did not make any sales under the offering thereafter.

Gross Offering Proceeds

As of December 31, 2020, an aggregate of 70.3 million shares of our $0.01 par value common stock have been issued as follows (dollars in thousands):

	Shares	Gross Proceeds
Shares issued through private offering	1,263,727	$12,582
Shares issued through primary public offering (1)	62,485,461	622,077
Shares issued through stock distributions	2,132,266	—
Shares issued through distribution reinvestment plan	17,018,612	175,019
Restricted shares issued to employees	645,526	—
Shares issued in conjunction with the Advisor's initial investment, net of 4,500 share conversion (2)	15,500	155
Total	83,561,092	$809,833
Shares redeemed and retired	(13,251,230)
Total shares issued and outstanding as of December 31, 2020	70,309,862
(1)	Includes 276,056 shares issued to the Advisor.
(2)	As part of the Self-Management Transaction on September 8, 2020 these shares were transferred by the Advisor.

Mortgage Debt

During the year ended December 31, 2020, we borrowed an additional $156.5 million through additional mortgages on our rental properties and paid off $130.5 million on outstanding borrowings.

The following table presents a summary of our mortgage notes payable, net (in thousands):

	December 31, 2020				December 31, 2019
Collateral	Outstanding borrowings	Premium (Discount)	Deferred finance costs, net	Carrying Value	Outstanding borrowings	Premium (Discount)	Deferred finance costs, net	Carrying Value
Vista Apartment Homes	$13,934	$—	$(33)	$13,901	$14,315	$—	$(68)	$14,247
Cannery Lofts	13,071	—	(79)	12,992	13,100	—	(108)	12,992
Trailpoint at the Woodlands	17,401	—	(89)	17,312	17,723	—	(121)	17,602
Verona Apartment Homes	32,862	—	(305)	32,557	32,970	—	(362)	32,608
Skyview Apartment Homes	28,307	—	(265)	28,042	28,400	—	(315)	28,085
Maxwell Townhomes	12,489	—	(26)	12,463	12,785	—	(53)	12,732
Evergreen at Coursey Place	25,085	12	(12)	25,085	25,627	34	(32)	25,629
Pines of York	13,793	(53)	(10)	13,730	14,114	(112)	(21)	13,981
The Estates at Johns Creek	65,000	—	(501)	64,499	65,000	—	(589)	64,411
Perimeter Circle	26,115	—	(252)	25,863	26,115	—	(304)	25,811
Perimeter 5550	20,630	—	(231)	20,399	20,630	—	(279)	20,351
Aston at Cinco Ranch	21,549	—	(40)	21,509	22,032	—	(96)	21,936
Sunset Ridge 1	28,600	—	(307)	28,293	18,300	54	(43)	18,311
Sunset Ridge 2	—	—	—	—	2,768	7	(6)	2,769
Calloway at Las Colinas	51,935	—	(416)	51,519	32,938	—	(115)	32,823
South Lamar Village	21,000	—	(251)	20,749	21,000	—	(298)	20,702
Heritage Pointe	24,257	—	(161)	24,096	24,808	—	(201)	24,607
The Bryant at Yorba Linda	75,415	—	(401)	75,014	66,238	—	(87)	66,151
Point Bonita Apartment Homes	25,250	772	(133)	25,889	25,696	1,063	(183)	26,576
The Westside Apartments	35,052	—	(246)	34,806	35,838	—	(293)	35,545
Tech Center Square	11,454	—	(70)	11,384	11,730	—	(101)	11,629
Retreat at Rocky Ridge	10,988	—	(108)	10,880	11,221	—	(145)	11,076
Providence in the Park	45,411	—	(257)	45,154	46,398	—	(345)	46,053
Green Trails Apartment Homes	59,654	—	(345)	59,309	60,998	—	(451)	60,547
Meridian Pointe	38,405	—	(310)	38,095	39,277	—	(402)	38,875
Terraces at Lake Mary	31,401	—	(201)	31,200	32,110	—	(259)	31,851
Courtney Meadows Apartments	26,543	—	(203)	26,340	27,100	—	(257)	26,843
Addison at Sandy Springs	22,427	—	(196)	22,231	22,750	—	(244)	22,506
Bristol at Grapevine	32,922	—	(247)	32,675	32,922	—	(306)	32,616
	$830,950	$731	$(5,695)	$825,986	$804,903	$1,046	$(6,084)	$799,865

The following table presents additional information about our mortgage notes payable, net, as of December 31, 2020 (in thousands, except percentages):

Collateral	Maturity Date	Annual Interest Rate		Average Monthly Debt Service	Average Monthly Escrow
Vista Apartment Homes	1/1/2022	2.43%	(1)(5)(7)	$64	$27
Cannery Lofts	11/1/2023	2.68%	(1)(3)(7)	58	27
Trailpoint at the Woodlands	11/1/2023	2.55%	(1)(4)	64	43
Verona Apartment Homes	10/1/2026	2.50%	(1)(3)(8)	123	64
Skyview Apartment Homes	10/1/2026	2.50%	(1)(3)	106	46
Maxwell Townhomes	1/1/2022	4.32%	(2)(5)	71	86
Evergreen at Coursey Place	8/1/2021	5.07%	(2)(5)	154	51
Pines of York	12/1/2021	4.46%	(2)(5)	80	34
The Estates at Johns Creek	11/25/2026	1.39%	(1)(5)(8)	77	—
Perimeter Circle	1/1/2026	1.64%	(1)(3)	36	47
Perimeter 5550	1/1/2026	1.64%	(1)(3)	29	35
Aston at Cinco Ranch	10/1/2021	4.34%	(2)(5)(7)	120	58
Sunset Ridge	11/1/2027	2.48%	(1)(3)(6)	60	85
Calloway at Las Colinas	12/1/2027	2.57%	(2)(5)(6)	113	122
South Lamar Village	7/22/2026	1.44%	(1)(3)(8)	37	—
Heritage Pointe	4/1/2025	2.02%	(1)(4)(8)	87	46
The Bryant at Yorba Linda	4/15/2027	2.39%	(1)(4)(6)	239	—
Point Bonita Apartment Homes	10/1/2023	5.33%	(2)(5)	152	71
The Westside Apartments	9/1/2026	2.26%	(1)(3)(8)	132	106
Tech Center Square	6/1/2023	2.72%	(1)(5)(7)	52	28
Retreat at Rocky Ridge	1/1/2024	2.60%	(1)(3)(7)	46	24
Providence in the Park	2/1/2024	2.44%	(1)(3)(8)	186	157
Green Trails Apartment Homes	6/1/2024	2.13%	(1)(3)	234	100
Meridian Pointe	8/1/2024	2.04%	(1)(3)	148	82
Terraces at Lake Mary	9/1/2024	2.05%	(1)(3)	121	61
Courtney Meadows Apartments	1/1/2025	1.98%	(1)(3)	100	70
Addison at Sandy Springs	5/1/2025	1.90%	(1)(3)	83	33
Bristol at Grapevine	5/1/2025	1.85%	(1)(3)	91	90

(1)	Variable rate based on one-month LIBOR (0.14388% as of December 31, 2020) plus applicable margin.
(2)	Fixed rate.
(3)	Monthly interest-only payment required.
(4)	Monthly fixed principal plus interest payment required.
(5)	Fixed monthly principal and interest payment required.
(6)	New debt placed during the year ended December 31, 2020.
(7)	Loan repaid in January 2021
(8)	Loan refinanced with new credit facility in January 2021

At December 31, 2020, the weighted average interest rate of all our outstanding indebtedness was 2.46%.

Prior to the Merger, based on current lending market conditions, we expect that the debt financing we incur, on a total portfolio basis, will not exceed 55% to 65% of the cost of our real estate investments (before deducting depreciation or other non-cash reserves) plus the value of our other assets (57% as of December 31, 2020). We may also increase the amount of debt financing we use with respect to an investment over the amount originally incurred if the value of the investment increases subsequent to our acquisition and if credit market conditions permit us to do so. Our charter limits us from incurring debt such that our total liabilities may not exceed 75% of the cost (before deducting depreciation or other non-cash reserves) of our tangible assets, although we may exceed this limit under certain circumstances. We expect that our primary liquidity source for acquisitions and long-term funding will include proceeds from dispositions and, to the extent we co-invest with other entities, capital from any future joint venture partners. We may also pursue a number of potential other funding sources, including mortgage loans, portfolio level credit lines and government financing.

Central banks and regulators in a number of major jurisdictions (including both the U.S. and the U.K.) have convened working groups to find, and implement the transition to, suitable replacements for Interbank Offered Rates (IBORs), including

LIBOR. The Financial Conduct Authority of the U.K., which regulates LIBOR, has announced that it will not compel panel banks to contribute to LIBOR after 2021.

We have exposure to IBORs through floating rate mortgage debt with maturity dates beyond 2021 for which the interest rates are tied to LIBOR. There is currently no definitive information regarding the future utilization of LIBOR or of any particular replacement rate. Any changes in benchmark interest rates could increase our cost of capital, which could impact our results of operations, cash flows, and the market value of our real estate investments.

Distributions Paid to Common Stockholders

For the year ended December 31, 2020, we paid aggregate distributions of $10.4 million, including $4.4 million of distributions paid in cash and $6.1 million of distributions reinvested in shares of our common stock through our distribution reinvestment plan, as follows (dollars in thousands, except per share data):

Record Date	Per Common Share	Distribution Date	Distributions Reinvested in Shares of Common Stock	Net Cash Distributions	Total Aggregate Distributions
January 30, 2020	$0.05	January 31, 2020	$2,033	$1,440	$3,473
February 27, 2020	0.05	February 28, 2020	2,027	1,456	3,483
March 30, 2020	0.05	March 31, 2020	2,025	1,468	3,493
	$0.15		$6,085	$4,364	$10,449

We announced on March 30, 2020 that we were suspending distributions as of April 1, 2020 in order to preserve cash and offset any impact to our liquidity that may occur as a result of the COVID-19 pandemic on our operations.

Distributions paid, distributions declared, and sources of distributions paid were as follows for the year ended December 31, 2020 (dollars in thousands, except per share data):

	Distributions Paid				Distributions Declared		Sources of Distributions Paid
2020	Cash	Distributions Reinvested (DRIP)	Total	Cash Provided By (Used In) Operating Activities	Total	Per Share	Operating Activities Amount Paid/Percent of Total	Debt Financing Amount Paid/Percent of Total	Property Dispositions Amount Paid/Percent of Total (1)
First Quarter	$4,364	$6,085	$10,449	$(2,182)	$10,449	$0.15	$0 / 0%	$0 / 0%	$10,449 / 100%
Second Quarter	—	—	—	7,529	—	—	$0 / 0%	$0 / 0%	$0 / 0%
Third Quarter	—	—	—	8,875	—	—	$0 / 0%	$0 / 0%	$0 / 0%
Fourth Quarter	—	—	—	13,266	—	—	$0 / 0%	$0 / 0%	$0 / 0%
Total	$4,364	$6,085	$10,449	$27,488	$10,449	$0.15

(1)	Cash for distributions paid was funded by cash on hand remaining from prior year property dispositions.

Cash distributions paid since inception were as follows (in thousands, except per share data):

Fiscal Year Paid	Per Common Share	Distributions Reinvested in Shares of Common Stock	Net Cash Distributions	Total Aggregate Distributions
2012	$0.15	$1,052	$841	$1,893
2013	0.41	9,984	4,757	14,741
2014	0.48	22,898	9,959	32,857
2015	0.60	28,959	13,257	42,216
2016	0.60	28,497	14,508	43,005
2017	0.60	27,114	15,919	43,033
2018	0.60	25,931	16,548	42,479
2019	0.60	24,499	17,521	42,020
2020	0.15	6,085	4,364	10,449
	$4.19	$175,019	$97,674	$272,693

Since our formation, we have issued a total of seven quarterly stock distributions of 0.015 shares each, two quarterly stock distributions of 0.0075 shares each, one quarterly stock distribution of 0.00585 shares each, and two quarterly stock distributions of 0.005 shares each of its common stock outstanding. In connection with these stock distributions, we have increased our accumulated deficit by $21.3 million as of December 31, 2020.

Our net loss attributable to common shareholders for the year ended December 31, 2020 was $25.2 million and net cash provided by operating activities was $27.5 million. Our cumulative cash distributions and net loss attributable to common stockholders from inception through December 31, 2020 were $272.7 million and $175.9 million, respectively. We have funded our cumulative distributions, which includes net cash distributions and distributions reinvested by stockholders, with cash flows from operating activities, proceeds from the disposal of real estate and proceeds from debt financing. To the extent that we pay distributions from sources other than our cash flow from operating activities or gains from asset sales, we will have fewer funds available for investment in commercial real estate and real estate-related debt, the overall return to our stockholders may be reduced.

Funds from Operations, Modified Funds from Operations and Adjusted Funds from Operations attributable to common stockholders

Funds from operations attributable to common stockholders, or FFO, is a non-GAAP financial performance measure that is widely recognized as a measure of REIT operating performance.  We use FFO as defined by the National Association of Real Estate Investment Trusts to be net income (loss), computed in accordance with GAAP excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property (including deemed sales and settlements of pre-existing relationships), plus depreciation and amortization on real estate assets, and after related adjustments for unconsolidated partnerships, joint ventures and subsidiaries and noncontrolling interests.  We believe that FFO is helpful to our investors and our management as a measure of operating performance because it excludes real estate-related depreciation and amortization, gains and losses from property dispositions, and extraordinary items, and as a result, when compared year to year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income.  Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate and intangibles diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient.  As a result, our management believes that the use of FFO, together with the required GAAP presentations, is helpful for our investors in understanding our performance.  Factors that impact FFO include start-up costs, fixed costs, delay in buying assets, lower yields on cash held in accounts, income from portfolio properties and other portfolio assets, interest rates on acquisition financing and operating expenses.  In addition, FFO will be affected by the types of investments in our targeted portfolio which will consist of, but are not limited to: i) multifamily rental properties purchased as non-performing or distressed loans or as real estate owned by financial institutions and (ii) multifamily rental properties to which we can add value with a capital infusion (referred to as “value add properties”).

Since FFO was promulgated, GAAP has adopted several new accounting pronouncements, such that management and many investors and analysts have considered the presentation of FFO alone to be insufficient. Accordingly, in addition to FFO, we use modified funds from operations attributable to common stockholders, or MFFO, as defined by the Investment Program Association, or IPA.  MFFO excludes from FFO the following items:

(1)	acquisition fees and expenses (incurred prior to January 1, 2018, as explained below);
(2)	straight-line rent amounts, both income and expense;
(3)	amortization of above- or below-market intangible lease assets and liabilities;
(4)	amortization of discounts and premiums on debt investments;
(5)	impairment charges;
(6)	gains or losses from the early extinguishment of debt;
(7)

gains or losses on the extinguishment or sales of hedges, foreign exchange, securities and other derivatives holdings except where the trading of such instruments is a fundamental attribute of our operations;

(8)	gains or losses related to fair-value adjustments for derivatives not qualifying for hedge accounting, including interest rate and foreign exchange derivatives;
(9)	gains or losses related to consolidation from, or deconsolidation to, equity accounting;
(10)	gains or losses related to contingent purchase price adjustments; and

(11)	adjustments related to the above items for unconsolidated entities in the application of equity accounting.

We believe that MFFO is helpful in assisting management assess the sustainability of operating performance in future periods.

As explained below, management’s evaluation of our operating performance excludes the items considered in the calculation based on the following economic considerations.  Many of the adjustments in arriving at MFFO are not applicable to us.  Nevertheless, we explain below the reasons for each of the adjustments made in arriving at our MFFO definition:

•

Acquisition and transaction expenses.  In evaluating investments in real estate, including both business combinations and investments accounted for under the equity method of accounting, management’s investment models and analysis differentiate costs to acquire the investment from the operations derived from the investment. Under current GAAP, acquisition costs related to business combinations are expensed but are capitalized for asset acquisitions.  Prior to January 1, 2018, all of our acquisitions were accounted for as business combinations and their related costs were expensed.  On January 1, 2018, we adopted Financial Accounting Standards Board Accounting Standards Update 2017-01; we anticipate that most property acquisitions will be treated as asset acquisitions, therefore, the related costs will be capitalized.  Acquisition costs will continue to be funded from both the proceeds of debt financing and the proceeds of property dispositions, not from cash flows from operations.  We believe that by excluding expensed acquisition costs, MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties.  Acquisition expenses include those costs paid to our Advisor or third parties.

•

Adjustments for straight-line rents and amortization of discounts and premiums on debt investments.  In the proper application of GAAP, rental receipts and discounts and premiums on debt investments are allocated to periods using various systematic methodologies. This application will result in income recognition that could be significantly different than underlying contract terms. By adjusting for these items, MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments and aligns results with management’s analysis of operating performance.

•

Adjustments for amortization of above or below market intangible lease assets.  Similar to depreciation and amortization of other real estate related assets that are excluded from FFO, GAAP implicitly assumes that the value of intangibles diminishes predictably over time and that these charges be recognized currently in revenue.  Since real estate values and market lease rates in the aggregate have historically risen or fallen with market conditions, management believes that by excluding these charges, MFFO provides useful supplemental information on the performance of the real estate.

•

Impairment charges, gains or losses related to fair-value adjustments for derivatives not qualifying for hedge accounting and gains or losses related to contingent purchase price adjustments.  Each of these items relates to a fair value adjustment, which is based on the impact of current market fluctuations and underlying assessments of general market conditions and specific performance of the holding which may not be directly attributable to current operating performance.  As these gains or losses relate to underlying long-term assets and liabilities, management believes MFFO provides useful supplemental information by focusing on the changes in our core operating fundamentals rather than changes that may reflect anticipated gains or losses. In particular, because GAAP impairment charges are not allowed to be reversed if the underlying fair values improve or because the timing of impairment charges may lag the onset of certain operating consequences, we believe MFFO provides useful supplemental information related to current consequences, benefits and sustainability related to rental rate, occupancy and other core operating fundamentals.

•

Adjustment for gains or losses related to early extinguishment of hedges, debt, consolidation or deconsolidation and contingent purchase price.  Similar to extraordinary items excluded from FFO, these adjustments are not related to continuing operations.  By excluding these items, management believes that MFFO provides supplemental information related to sustainable operations that will be more comparable between other reporting periods and to other real estate operators.

By providing MFFO, we believe we are presenting useful information that also assists investors and analysts in the assessment of the sustainability of our operating performance.  We also believe that MFFO is a recognized measure of sustainable operating performance by the real estate industry.  MFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies that are not as affected by other MFFO adjustments.

As an opportunity REIT, a core element of our investment strategy and operations is the acquisition of distressed and value-add properties and the rehabilitation and renovation of such properties in an effort to create additional value in such properties.  As part of our operations, we intend to realize gains from such value-add efforts through the strategic disposition of such properties after we have added value through the execution of our business plan.  As we do not intend to hold any of our properties for a specific amount of time, we intend to take advantage of opportunities to realize gains from our value-add efforts on a regular basis during the course of our operations as such opportunities become available, in all events subject to the rules regarding "prohibited transactions" of real estate investment trusts of the Internal Revenue Code of 1986, as amended (the “Code”).  Therefore, we also use adjusted funds from operations attributable to common stockholders, or AFFO, in addition to FFO and MFFO when evaluating our operations.  We calculate AFFO by adding/subtracting gains/losses realized on sales of our real properties from MFFO.  We believe that AFFO presents useful information that assists investors and analysts in the assessment of our operating performance as it is reflective of the impact that regular, strategic property dispositions have on our continuing operations.

Neither FFO, MFFO nor AFFO should be considered as an alternative to net income (loss) attributable to common stockholders, nor as an indication of our liquidity, nor are any of these measures indicative of funds available to fund our cash needs, including our ability to fund distributions.  Accordingly, FFO, MFFO and AFFO should be reviewed in connection with other GAAP measurements.  Our FFO, MFFO and AFFO as presented may not be comparable to amounts calculated by other REITs.

The following section presents our calculation of FFO, MFFO and AFFO and provides additional information related to our operations (in thousands, except per share amounts).  Amounts reported in the tables below include adjustments attributable to noncontrolling interests following the Self-Management Transaction in September 2020.

	Years Ended December 31,
	2020	2019	2018
Net loss attributable to common stockholders – GAAP	$(25,159)	$(1,747)	$(30,574)
Net gain on disposition of property	—	(38,810)	(15,539)
Depreciation expense (1)	50,099	53,802	55,100
FFO attributable to common stockholders	24,940	13,245	8,987
Adjustments for straight-line rents (2)	(605)	61	(32)
Amortization of intangible lease assets	9	12	3,632
Realized loss on change in fair value of interest rate cap related to extinguishments	—	117	—
Loss on extinguishment of debt (3)	59	69	51
Debt premium amortization (4)	(307)	(333)	(345)
Transaction costs (5)	2,203	—	—
Acquisition costs	113	—	10
MFFO attributable to common stockholders	26,412	13,171	12,303
Net gains on dispositions of property	—	38,810	15,539
AFFO attributable to common stockholders	$26,412	$51,981	$27,842

Basic and diluted net loss per common share - GAAP	$(0.36)	$(0.02)	$(0.43)
FFO per share	$0.36	$0.19	$0.13
MFFO per share	$0.38	$0.19	$0.17
AFFO per share	$0.38	$0.74	$0.39
Weighted average shares outstanding - basic and diluted (6)	69,865	70,134	70,964

(1)	Depreciation expense excludes amounts attributable to noncontrolling interests for the twelve months ended December 31, 2020 of $1.4 million.
(2)	Adjustments for straight-line rents excludes amounts attributable to noncontrolling interests for the twelve months ended December 31, 2020 of $11,000.
(3)	Loss on extinguishment of debt excludes amounts attributable to noncontrolling interests for the twelve months ended December 31, 2020 of $5,000.
(4)	Debt premium amortization excludes amounts attributable to noncontrolling interests for the twelve months ended December 31, 2020 of $8,000.
(5)	Transaction costs excludes amounts attributable to noncontrolling interests for the twelve months ended December 31, 2020 of $79,000.
(6)

Calculated using weighted average shares outstanding –basic and diluted.    None of the shares of convertible stock and unvested performance based restricted stock awards are included in the diluted earnings per share calculations because the necessary conditions for conversion have not been satisfied as of December 31, 2020, 2019, and 2018.  Weighted average shares outstanding excludes 9,124 unvested, time based restricted shares outstanding as of December 31, 2020 because their effect would be antidilutive.  Income (loss) attributable to outstanding OP I Common and Preferred units issued in the Self-Management Transaction are included in net loss attributable to noncontrolling interest, and therefore, excluded from the calculation of earnings (loss) per common share, basic and diluted, for all periods presented.  In addition, in the event of a listing of the shares of our common stock on a national securities exchange, beginning 180 days after the date of such listing, the holders of OP I Preferred Units shall have the right to require us to purchase the OP I Preferred Units in exchange for a number of listed shares of our common stock determined by dividing (i) the number of OP I Preferred Units multiplied by the redemption price as of the date of the exchange by (ii) the volume-weighted average price of such listed shares over the 30-day period prior to the date of the exchange.  We have estimated that the additional 6.2 million common shares that potentially could be issued for this conversion at December 31, 2020 were excluded from diluted earnings per share, FFO per share, MFFO per share and AFFO per share as their impact, including reflecting removal of the $1.4 million preferred distribution from the numerator would be antidilutive.